Exhibit E(3)


               [Letterhead of Goller & Associates]







December 21, 1993

Bank of Montreal, as Agent
430 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

     We have acted as special Missouri counsel to Tri-State Broadcasting Corporation ("Tri-State"), a Delaware Corporation registered to transact business in the State of Missouri; in connection with (a) the Line of Credit Agreement, dated as of December 21, 1993 (the "Credit Agreement"), among the Co-Borrowers, the lenders parties thereto (the "Lenders") and Bank of Montreal, as agent for the Lenders (in such capacity, the "Agent") and (b) the Notes and the other Loan Documents referred to in the Credit Agreement.

     The opinions expressed below are furnished to you pursuant to subsection 4.1(g) of the Credit Agreement. Unless otherwise defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     In arriving at the opinions expressed below, we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of (1) the Credit Agreement, (2) the Note dated the date hereof, (3) the Security Agreement, (4) the Stock Pledge Agreement and (5) the Intercompany Subordination Agreement (collectively, the "Transaction Documents");

     In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined (other than those of the Loan Parties and officers of the Loan Parties) and (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies.

     When our opinions expressed below are stated "to the best of our knowledge," we have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Tri-State Broadcasting Corporation is duly qualified as a foreign corporation and is in good standing under the laws of Missouri, pursuant to RSMo 351.572, to lawfully transact business within the State of Missouri under the duly issued Certificate of Authority. Tri-State Broadcasting Corporation's Certificate of Corporate Good Standing for a Foreign Corporation is attached hereto and incorporated herein by reference.

     2.   Except for the filings and recordings described on
Schedule 1, attached hereto, and the Certificate of Corporate Good Standing for a Foreign Corporation, attached hereto, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement and the other Transaction Documents or the perfection of the security interests created by the Security Documents.

     3. The execution and delivery of the Transaction Documents by Tri-State Broadcasting Corporation, the performance by Tri-State of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by Tri-State with any of the provisions thereof, the borrowing under the Credit Agreement and the use of proceeds thereof, all as provided therein will not violate, or constitute a default under, Missouri Law.

     4. (a) The provisions of the Security Agreement create in favor of the Agent a legal, valid and enforceable security interest in the Collateral (as defined in the Security
Agreement).

          (b) Upon filing of the Financing Statements in the Filing Offices, the Agent will have a perfected security interest in the Filing Collateral.

          (c) Set forth in Schedule 1, attached hereto, are the proper filing offices for the perfection of the Agent's security interest in the collateral of Tri-State which may be perfected under the Missouri Uniform Commercial Code.

     Our opinions set forth in this document are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealings.

     We are members of the bar of the State of Missouri and we express no opinion as to the laws of any other jurisdiction.

                              Very truly yours,

                              Goller and Associates, P.C.




                              By
                                   David R. Goller







DRG:rs



                           SCHEDULE 1

     1. The Personal Property Financing Statements shall be filed in the Office of the Recorder of Deeds of Jasper
          County, Missouri, and with the Secretary of State of Missouri in Jefferson City, Missouri.
     Exhibit E(2)

       [Letterhead of Paul, Landy, Beiley & Harper, P.A.]




                        December 21, 1993




Bank of Montreal, as Agent
430 Park Avenue
New York, New York  10022

And each of the Lenders parties to the
     Line of Credit Agreement referred
     to below

     Re:  Atlantic Broadcasting Corporation,
          a Delaware Corporation (the "Company")

Gentlemen:

     We have acted as special Florida counsel for the Company in connection with the loan and related security arrangements made among the Company, Southeast Texas Broadcasting Corporation, a Texas corporation ("Southeast"), Texoma Broadcasting Corporation, a Texas corporation ("Texoma"), Tri-State Broadcasting Corporation, a Delaware corporation ("Tri-State"; collectively with the Company, Southeast and Texoma, the "Co-Borrowers") and Bank of Montreal, as agent (in such capacity, the "Agent") for certain lenders (the "Lenders") pursuant to the Line of Credit Agreement dated as of December 21, 1993 (the "Credit Agreement") among the Co-Borrowers, the Agent, and the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

     (a)  the Credit Agreement;

     (b) a Security Agreement executed by the Co-Borrowers in favor of the Agent on December 21, 1993 (the "Security Agreement"), granting the Agent a security interest in the collateral described in paragraph 2 of the Security Agreement ("Collateral"), including Collateral owned by the Company or in which the Company has any interest (the "Company Collateral");

     (c) a financing statement on Form UCC-1 executed by the Company and naming the Agent as secured party relating to the personal property assets of the Company located in Florida, which is to be filed in the Office of the Secretary of State of Florida ("Florida Financing Statement"); and

     (d) a certificate executed by an officer of the Company on December 21, 1993, to which certificate is attached, inter alia, a copy of the charter documents of the Company, by-laws of the Company and a certified copy of the resolution of the board of directors of the Company respecting this transaction.

The agreements and instruments referred to in subparagraphs (a) through (d) above are herein collectively referred to as the "Documents".

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of the Company and of state authorities and on the representations, warranties and statements contained in the Documents. We have assumed that the Documents, together with the other contracts referred to in the Documents, reflect the complete understanding and agreement of the parties. We have also assumed that the personal property described in any of the Documents is adequately and accurately described and that, to the extent required by applicable law, such Documents have been duly and properly filed and recorded in the records of the appropriate governmental office with all appropriate taxes and fees paid. We have further assumed that the Documents are legal, valid and binding under the laws of the State of New York, and that a court of competent jurisdiction would construe and enforce the Documents in accordance with the laws of the State of New York.

     We have assumed: that each entity that is a party to the Documents has been duly organized or formed and is validly existing and in good standing as a corporate or similar organization under the laws of its jurisdiction of organization, and is qualified to do business and is in good standing as a foreign corporation or other organization in each jurisdiction where by law it is required to be so qualified; that the Documents have been duly authorized, executed and delivered by each party thereto and constitute such party's valid and binding obligation, enforceable against such party in accordance with its terms; that each party has the requisite corporate or other organizational power and authority to perform such party's obligations under the Documents; and that each party to the Documents has performed and will perform such party's obligations under the Documents.
     We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the law of the State of Florida.

     On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

     1. No consent, approval or authorization of, or other action by, any Florida governmental authority or Florida regulatory body is required in connection with the execution, delivery, validity of, or enforceability by or against the Company of any of the Documents to which the Company is a party.

     2. The execution and delivery of the Documents by the Company, the performance by the Company of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Company with any of the provisions thereof, the borrowings under the Credit Agreement and the use of the proceeds therefor, all as provided therein, will not violate, or constitute a default under, any Requirement of Law (as defined in the Credit Agreement).

     3. When the Florida Financing Statement has been properly filed in the Office of the Secretary of State of Florida, subject to the qualifications and limitations set forth in this letter, and assuming that the laws of the State of Florida apply to the issue of perfecting a security interest in the Company Collateral, the security interest in the Company Collateral created by the Security Agreement will be valid and perfected under the Uniform Commercial Code as enacted in the State of Florida (the "UCC") to the extent that the Company Collateral constitutes equipment or inventory (as such terms are defined in the UCC) located in Florida and, if the Company has its Chief Executive Office in Florida, to the extent that the Company Collateral constitutes accounts, chattel paper or general intangibles (as such terms are defined in the UCC), and no further filing or recording of any document or instrument or other action is or will be required under Florida law to perfect or to maintain the perfection of such security interest under the UCC, except that (a) perfection of the security interest in proceeds will be limited to the extent provided in Section 9-306 of the UCC, (b) continuation statements need to be filed from time to time, as discussed below, and (c) the security interest of the Agent will cease to be perfected (i) four months after the grantor of the security interest changes its name, identity or corporate structure so as to make the financing statement then on file seriously misleading, unless new appropriate financing statements are filed before the expiration of such four-month period in the appropriate jurisdiction, and (ii) if the applicable Company Collateral is disposed of pursuant to authorization of the Agent.

     4. To the extent that the Company Collateral constitutes fixtures which are deemed personal property under applicable Florida law and are located in Florida ("Florida Personal Property Fixtures") and the Co-Borrowers are not "transmitting utilities" (as such term is defined in the UCC), subject to the qualifications and limitations set forth in this letter, and assuming that the laws of the State of Florida apply to the issue of perfecting a security interest in the Florida Personal Property Fixtures, a security interest in the Florida Personal Property Fixtures may be perfected by recording a duly executed financing statement on Form UCC-1, containing the legal description and the name of the record owner of the real property on which the Florida Personal Property Fixtures are located and describing the Florida Personal Property Fixtures, with the Clerk of the Circuit Court of each County in the State of Florida in which such real property is located (collectively, the "Florida Fixture Filings"). In the event that the Company is deemed to be a transmitting utility, subject to the qualifications and limitations set forth in this letter, and assuming that the laws of the State of Florida apply to the issue of perfecting a security interest in the Florida Personal Property Fixtures, a security interest in the Florida Personal Property Fixtures may be perfected by filing a duly executed financing statement on Form UCC-1, in form similar to the Florida Financing Statement (without the need to attach a legal description or name the record owner of the real property on which the Florida Personal Property Fixtures are located) and describing the Florida Personal Property Fixtures, in the Office of the Secretary of State of Florida.

     With respect to the opinions expressed in paragraphs 3 and 4 above, we advise you that the Florida Financing Statement and the Florida Fixture Filings are effective for a period of five years from the date of filing or recording, as applicable. The effectiveness of the Florida Financing Statement and the Florida Fixture Filings lapses upon expiration of such five-year period unless a continuation statement with respect thereto is filed or recorded, as applicable, prior to the lapse. Such a continuation statement may be filed or recorded, as applicable, by the secured party within six months prior to the expiration of such five-year period. Upon the timely filing or recording, as applicable, of the continuation statement, the effectiveness of the original statement is continued for five years after the last date to which the filing or recording, as applicable, was effective, whereupon it lapses in the same manner as provided above, unless another continuation statement is filed or recorded, as applicable, prior to such lapse. Succeeding continuation statements may be filed or recorded, as applicable, in the same manner to continue the effectiveness of the original Florida Financing Statement and the Florida Fixture Filings.

     We express no opinion as to the creation or perfection of a security interest in any of the Company Collateral unless it is the type of Company Collateral which is specifically referred to and described in paragraphs 3 and 4 above. Without limiting the foregoing, we express no opinion to the extent any of the Company Collateral consists of (i) personal property or interest therein of a type excluded from the coverage of the UCC by Section 9-104 thereof, (ii) money, instruments or documents (each as defined in the UCC), (iii) property which is subject to any certificate of title statute or any national or international system for the registration of interest in property, including liens and security interests, (iv) any accounts with respect to which the United States of America or any agency thereof is the account debtor, (v) equipment used in farming operations, farm products, timber or minerals or the like, (including oil and gas), (vi) goods which are mobile and which are of a type normally used in more than one jurisdiction, (vii) patents, patent licenses, trademarks, trademark licenses or other intellectual property; and (viii) FCC licenses.

     We express no opinion as to title or the condition of title of any real or personal property or as to the priority of any lien or security interest created by the Security Agreement.

     This opinion is rendered solely as of the date hereof, and we disclaim any responsibility to update it to reflect any changes of fact or law occurring after the date hereof. This opinion is rendered solely for your benefit and the benefit of the Lenders, and only with respect to the transaction described herein. It may not be relied upon or distributed to any other party without our prior written consent. This opinion may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

                                   Very truly yours,




                                   PAUL, LANDY, BEILEY
                                     & HARPER, P.A.
Exhibit E(4)


          [Letterhead of Orgain, Bell & Tucker, L.L.P.]




                        December 23, 1993



Bank of Montreal, Agent
430 Park Avenue
New York, New York  10022

And each of the Lenders Parties to the
Line of Credit Agreement referred to below

          This letter regards a transaction by and among Atlantic Broadcasting Corporation, a Delaware corporation ("Atlantic"), Southeast Texas Broadcasting Corporation, a Texas corporation ("Southeast"), Texoma Broadcasting Corporation, a Texas corporation ("Texoma"), Tri-State Broadcasting Corporation, a Delaware corporation ("Tri-State"; collectively with Atlantic, Southeast and Texoma, the "Co-Borrowers"), Atlas Broadcasting Corporation, a New York corporation ("Atlas"), Continental Broadcasting Corporation, a Delaware corporation ("Continental"; together with Atlas, the "Pledgors"), and Price Communications Corporation, a New York corporation ("PCC"; together with the Co-Borrowers and the Pledgors, the "Loan Parties") in connection with (a) the Line of Credit Agreement, dated as of December 21, 1993 (the "Credit Agreement" or "Line of Credit Agreement"), among the Co-Borrowers, the lenders parties thereto (the "Lenders") and Bank of Montreal, as agent for the Lenders (in such capacity, the "Agent") and (b) the Notes and the other Transaction Documents referred to in the Credit Agreement. We have acted as special Texas counsel for Texoma and Southeast with respect only to the Security Agreement and the opinions expressed herein. This letter replaces and substitutes for our opinion telecopied earlier this date.

          The opinions expressed below are furnished to you pursuant to subsection 4.1(g) of the Credit Agreement, but the nature and scope of the opinions are limited to those stated in this letter. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          In arriving at the opinions expressed below regarding the Security Agreement,

          (a) We have examined and relied on the following unsigned copies of each of (1) the Line of Credit Agreement (12/20/93 5:18 pm), (2) Form of Demand Note Exhibit "A" (12/20/93
4:05 pm), (3) Security Agreement Exhibit "B" (no draft date/time, being draft received by Federal Express on December 22, 1993),
(4) Stock Pledge Agreement Exhibit "C" (12/20/93 6:01 pm), (5) the Intercompany Subordination Agreement Exhibit "F" (12/20/93 5:58 pm), and (6) "12/21/93 Changed Pages" (bearing telecopy transmittal banner sent by "Proskauer", with date "12-22-93; 11:45 AM"), (collectively called the "Transaction Documents"),

          (b) we have examined unfiled copies of the financing statements attached as Schedule 1 (collectively, the "Financing Statements") respectively naming either Texoma or Southeast as Debtor and the Agent as Secured Party and describing certain Collateral (as set forth in the attached Financing Statements) as to which security interests may be perfected by filing under the Uniform Commercial Code of the State of Texas (the "Texas Filing Collateral"), which we understand will be filed in the filing offices listed on Schedule 2 (the "Filing Offices"). The Texas Filing Collateral is limited to Collateral which is governed by the law of the State of Texas, as set forth in the Uniform Commercial Code as in effect in the State of Texas (the "UCC"), and which can be perfected by filing.

          (c) we have examined a Certificate of Existence for Texoma and Southeast dated December 17, 1993, as issued by the Texas Secretary of State and a Certification of Account Status for Texoma and Southeast dated December 17, 1993, as issued by the Texas Comptroller of Public Accounts; and

          (d) certain corporate documents of Texoma and Southeast that were sent to us and are listed on Schedule 3 (the
"Corporate Documents").

          In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, (c) the conformity to authentic executed and delivered (and in the case of the Financing Statements, filed) originals of the documents submitted to us as draft copies, (d) that neither Texoma or Southeast nor their respective property is owed or leased in whole or in part by or from any agency or body of the federal, state, or local government, (e) that neither Texoma or Southeast nor its property are regulated by any agency of the State of Texas nor is subject to any judicial or administrative order that affects its ability to borrow or encumber its property; (f) that neither Texoma or Southeast nor any of their affiliates is a debtor, debtor-in-possession, or reorganized debtor in any pending bankruptcy proceeding; (g) that all of the terms and provisions of the Transaction Documents are enforceable in accordance with their respective written terms against all the respective parties thereto; and (h) the other matters stated herein to have been assumed.

          The Security Agreement with regard to which we opine states that "This Agreement shall be governed by, and construed in accordance with, the law of the State of New York." Further, several defined terms used in the Security Agreement and terms, provisions, rights, and remedies provided therein are stated with direct reference to New York law. In the context of this opinion this circumstance raises at least two issues: whether New York law governs; and if so, to what extent. We are opining only as to Texas law. Accordingly, to the extent that New York governs, you should not rely on our opinion. There is recent Texas legislation that affects these issues.

          Effective September 1, 1993, Texas added Section 35.51 to its Business & Commerce Code, entitled "Rights of Parties To Choose Law Applicable to Certain Transactions." We have provided a copy to you. Based on our understanding of this transaction, this transaction qualifies for coverage under Tex. Bus. & Com. Code 35.51.

          Tex. Bus. & Com. Code 35.51 contains two concepts that are relevant to our opinion; to wit: [i] Tex. Bus. & Com. Code 35.51(b) provides (with two exceptions) that if an agreement provides that the law of another state "governs an issue relating to the transaction", then the law "of that jurisdiction governs the issue"; and [ii] Tex. Bus. & Com. Code 35.51(c) provides (with two exceptions) that if an agreement provides that the law of another state "governs the interpretation or construction of an agreement relating to the transaction", then the law "of that jurisdiction governs the issue". The new statute is more complex than the foregoing summary and I refer you to the statute for a more complete understanding of its provisions.

          Accordingly, other than issues within the exceptions stated in Tex. Bus. & Com. Code 35.51, a court may hold that all issues under the Security Agreement are governed by New York law. Provided that, this conclusion is subject to the following three points: we assume (but do not opine) that the Security Agreement meets the statutory definition as a transaction which "bears a reasonable relation" to New York as defined in Tex. Bus. & Com. Code 35.51(d); this is a new statute and we have no guidance from the courts; and the Security Agreement is not drafted in terms that strictly fit Tex. Bus. & Com. Code 35.51 and certain "issues" may be held not to be within the coverage of Tex. Bus. & Com. Code 35.51, as a matter of the wording of the Security Agreement.

          On its face, Tex. Bus. & Com. Code 35.51 presents some unresolved interpretation issues to which there is no ready answer. For example, if New York law governs, must the financing statements be filed with the New York filing office or the Texas Secretary of State? In short, the situation of a Security Agreement covering Texas collateral but stating that it is governed by New York law raises inherent uncertainties,
compounded by the recent passage of Tex. Bus. & Com. Code   35.51.
Our opinion is subject to this general area of uncertainty.

          Our opinion assumes that both Texas law and New York law are both fully complied with regarding the creation, attachment, and perfection of the security interests under the Security Agreement, but our opinion addresses Texas compliance only. We do not opine that New York law has been complied with. Nor do we opine on any aspect of the affect of New York law on our opinion. For example without limitation, we express no opinion on whether a failure to perfect the Texas Collateral in New York under New York law will render perfection in Texas ineffective, by virtue of the choice of law provisions in the Security Agreement.

          Based upon and subject to the foregoing and the other assumptions and limitations stated herein, we are of the opinion that:

     1. Based on the Certificate of Existence for Texoma and Southeast dated December 17, 1993, as issued by the Texas Secretary of State and Certification of Account Status for Texoma and Southeast dated December 17, 1993, as issued by the Texas Comptroller of Public Accounts, and the Corporate Documents, each of Texoma and Southeast:
               (a) is duly organized, validly existing and in good standing under the laws of Texas; and
               (b)  unless and except as may be limited or
          restricted by any resolutions, contracts, or other corporate documents which we have not reviewed, Texoma and Southeast each has the corporate power and authority and the legal corporate right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, assuming but not opining that it is currently conducting its business within the limitations of their respective Articles of Incorporation. Provided that, the foregoing is limited to power and authority under the general corporate law of the State of Texas and is not an express or implied opinion regarding any limits or restrictions that may apply under other laws, such as, but not limited to, the Federal Communications Act and Regulations.
          Further provided that the foregoing opinion is restricted to the scope of the respective purposes stated in the respective Articles of Incorporation of Texoma and Southeast, which is limited as stated therein; and
               (c)  unless and except as may be limited or
          restricted by any resolutions, contracts, or other corporate documents which we have not reviewed and assuming (but not opining) that under and within the meaning of Tex. Rev. Civ. Stat. Ann. art. 1302-2.06(C)(3), each of the "Co-Borrowers" is an "affiliated corporation" of each of Texoma and Southeast and that Texoma and Southeast are each an "affiliated corporation" with respect to each other, Texoma and Southeast has the corporate power and authority, and the legal right, and has taken all necessary corporate action, to make, deliver and perform its obligations under the Transaction Documents to which it is a party and to borrow under the Credit Agreement and to grant the security interests contemplated by the Security Agreement. Provided that, the foregoing is limited to power and authority under the general corporate law of the State of Texas and is not an express or implied opinion regarding any limits or restrictions that may apply under other laws, such as, but not limited to, the Federal Communications Act and Regulations. Further provided that the foregoing opinion is restricted to the scope of the respective purposes stated in the respective Articles of Incorporation of Texoma and Southeast, which is limited as stated therein;

     2. Except for the filings and recordings of the Financing Statements described on Schedules 1 attached hereto in the offices described in Schedule 2 attached hereto, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any governmental authority or any other person is required under Texas law in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement and the other Transaction Documents or the perfection of the security interests in the Collateral created by the Security Agreement. Provided that, no opinion is rendered regarding the creation, attachment, enforceability, perfection, or priority of the security interest granted in Patents, Patent Licenses, Trademarks, Trademark Licenses, licenses granted by the FCC and proceeds and products thereof. Further provided that no opinion is rendered regarding the rights and remedies as among the Lenders or among the Agent and Lenders.

     3. (a) Under Texas laws, the Security Agreement creates in favor of the Agent a legal, valid and enforceable security interest in the part of the Collateral (as defined in the Security Agreement) which is Texas Filing Collateral. Provided that, no opinion is rendered regarding the creation, attachment, enforceability, perfection, or priority of the security interest granted in Patents, Patent Licenses, Trademarks, Trademark Licenses, licenses granted by the FCC and proceeds and products thereof. Further provided that no opinion is rendered regarding the rights and remedies as among the Lenders or among the Agent and Lenders.
               (b)  Upon timely filing of the Financing
          Statements in the Filing Offices, the Agent will have a perfected security interest in the Texas Filing Collateral, consisting of Accounts, Inventory, Equipment and General Intangibles, as defined under Texas law. Provided that, no opinion is rendered regarding the creation, attachment, enforceability, perfection, or priority of the security interest granted in Patents, Patent Licenses, Trademarks, Trademark Licenses, licenses granted by the FCC and proceeds and products thereof. Further provided that no opinion is rendered regarding the rights and remedies as among the Lenders or among the Agent and Lenders.

          Our opinions are limited to the specific categories of Collateral described in the Security Agreement as limited above, under Texas law, without regard to the scope or meaning of the collateral description under the law of any other state. For example, except for the advisory opinion expressed below, no opinion has been requested or given regarding creation or perfection of a security interest in any goods which may be fixtures under Texas law. Further, the Collateral is defined generically, such as "Equipment" and no opinion is given regarding any particular item or sub-category of such collateral as to which special rules may apply such as, but not limited to, any goods which may be fixtures or any item of Collateral which might be subject to the rules regarding multi-state transactions under Tex. Bus. & Com. Code 9.103, accessions, Collateral that is not located at the address of the respective debtors, and co-mingled or processed goods.

          As an advisory opinion only, any Equipment which is or becomes a "fixture" and which is adequately described as such in the Security Agreement (if any) may be perfected under Texas law by filing as a fixture filing, by filing a Texas form UCC-1 which: describes the affected collateral as fixtures and goods which are or are to become fixtures; recites that it is to be filed for record in the real estate records; and contains a description of the real estate sufficient if it were contained in a mortgage of the real estate to give constructive notice of the mortgage under the law of Texas. If the debtor does not have an interest of record in the real estate, such financing statement must show the name of the record owner. The foregoing is not an opinion that the Security Agreement covers fixtures.

          Our opinions set forth herein are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), other public policies of the State of Texas, and an implied covenant of good faith and fair dealing.

          We have assumed that the following facts are true in rendering this opinion:

          (i) The Co-Borrowers (a) own the assets to be subject to Lender's security interests free and clear of any liens, encumbrances, or claims, (b) have good and sufficient title to those assets, and (c) has "rights in the collateral" as that term is used in
               Section 9.203 of the Texas Uniform Commercial
               Code.

         (ii) The due authorization, execution, and delivery of, and the validity and binding effect of, the Transaction Documents on the parties other than Texoma and Southeast and the due execution and delivery of, and the validity and binding effect of, the Transaction Documents on Texoma and Southeast.

        (iii) The proper and timely filing of the Financing Statements with the Secretary of State of the State of Texas, and in the Counties of Jefferson, Orange, and Wichita (and that the only places in Texas where Texoma and Southeast do business or in which their respective property is located are Beaumont, Texas, Port Arthur, Texas, Mauriceville, Texas, and Wichita Falls, Texas).

         (iv)  The representations and warranties of the Loan
               Parties in the Transaction Documents are true and correct in all material respects.

          (v) The Loan Parties have full power and authority to enter into each of the Transaction Documents to which either is a party.

         (vi) There is no action, suit, proceeding or investigation at law or in equity before or by any court or governmental agency or body pending or threatened, wherein an adverse decision, ruling or finding (i) would result in any material adverse change in the condition (financial or otherwise), results of operation, business or prospects of the Co-Borrowers, or which would materially and adversely affect the properties of the Co-Borrowers (ii) would materially and adversely affect the transactions contemplated by the Transaction Documents, or (iii) would adversely affect the validity or enforceability of the Transaction Documents.

        (vii)  The execution and delivery of the Transaction
               Documents by the parties thereto and the consummation of all of the transactions therein contemplated.

       (viii) The execution and delivery of the Transaction Documents by the parties thereto and the consummation of all of the transactions therein contemplated and the fulfillment of, or compliance with, the terms and provisions thereof, will not contravene the articles of incorporation or by-laws of the Loan Parties (other than Texoma or Southeast) or conflict with or result in a breach of any of the terms, conditions or provisions, or constitute a default under, any partnership or corporate restriction or bond, debenture, note, mortgage, indenture, agreement or other instrument to which the Co-Borrowers are a party or by which any of them is or may be bound or to which any of the property or assets of any of them is or may be subject, or any law or any order, rule or regulation applicable to any of them in any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over any of them or their respective properties or operations.

          Subject to the above and below matters, to the extent that Texas law governs (and it may not, see above), we express doubt as to the enforceability under Texas law of the following provisions in the Security Agreement: 7.4, 7.5, and 12, to the extent that they purport to grant the secured party all rights and remedies of a secured party under the New York Code or other remedies not allowed under Texas law or waive notices required by Texas law; 3.2 to the extent that it makes the security interests superior to the rights of all other creditors and purchasers of and from the Co-Borrower, except purchasers of Inventory in the ordinary course of business; 8.1 to the extent that it appoints the Agent for the Lenders as the "agent" of the Co-Borrowers; the exculpatory provisions of 9, especially the last sentence of 9 and any provision which purports to relieve Agent or Lenders of their duties and obligations under the Tex. Bus. & Com. Code Article 9, or limit the consequences for violation of such duties; 10, to the extent that it authorizes the Agent to file financing statements without the signature of the Co-Borrowers; 8.3 to the extent that interest is charged on certain expenses without limiting such charges to the maximum rate of interest under Texas law; and oral agreements, if any, and oral amendments may, under some circumstances, be enforceable despite a written agreement that provides otherwise.

          We further note that the secured "Obligations" are defined only with reference to the opening clause of 1.1 of the Security Agreement which does not expressly incorporate the definition of "Obligations". Further the term "Obligations" is used in another, more limited, context in 4.4 of the Security Agreement. This may be subject to challenge or misinterpretation by the courts or may open the door for oral testimony regarding the meaning of "Obligations", especially regarding any issues of "cross collateralization" which may develop.

          Further, no opinion is expressed, as to creation, attachment, perfection, priority, enforceability, or otherwise, with regard to any item of Collateral that is leased or which is the subject of a lien or claim of others, as described in 3.1 of the Security Agreement.

          Further, neither the Security Agreement nor Financing Statements state that the Collateral is covered "wherever located", which raises the risk that the security interest or its priority may be successfully attacked in the event that it is, or becomes, located at a place other than the address for the respective debtors shown on the Security Agreement and Financing Statements.

          To the extent Texas law governs, we note the following matters and problems with respect to the Financing Statements: the signature for Texoma and Southeast are incomplete and ambiguous because they do not conform to the corporate format commonly used in Texas of "By: "X", its [office]"; the secured party must sign all Financing Statements; the definition section of the schedules to the Financing Statements incorporates New York law for the definition of the Collateral that is covered and we express no opinion as to whether same renders the description inadequate under Texas law, if Texas law is held to govern; the "number of additional sheets" blank must be completed; the reference to "co-borrowers" in the schedules to the Financing Statements is ambiguous and not adequate to perfect a security interest in the Collateral of a "co-borrower" other than the "Debtor" named and signing on the face of the respective Financing Statements.

          Our opinions are limited in all respects to the substantive law of the State of Texas and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. Accordingly, we express no opinion as to the laws of any other state or the perfection and effect of perfection or non-perfection or priority of a security interest in Collateral subject to the laws of another state.

          The opinions given above do not extend to matters affecting the creation and perfection and priority of any security interests, assignments, or liens, which depend on acts or omissions beyond the face of the Transaction Documents, such as other liens and security interests, recording, and other matters of record. The opinion given above as to the perfection of security interests does not apply to the Pledged Stock, motor vehicles, mobile homes, other property subject to certificate of title laws, instruments as defined in UCC Section 9.105(1)(i), money, insurance payable by reason of loss or damages to the Collateral to the extent payable to a person not a party to the Documents, and other property subject to perfection procedures other than the filing of a financing statement pursuant to UCC
Section 9.302.

          We express no opinion as to the validity, priority or perfection of security interests in any Collateral which is in the form of a deposit account or any Collateral not meeting the description requirements of Section 9.110 of the UCC.

          We express no opinion as to the priority of such security interest in any Collateral or portions thereof which are or become subject to [a] liens for taxes, assessments, levies, fees and other governmental and similar charges that may be afforded priority over the security interest by federal law or state law, or [b] rights of governmental or public authorities to condemn, appropriate, use or control the use of any of the Collateral, or [c] setoffs, counterclaims or defenses of tenants, account debtors or obligors on any leases or chattel paper which constitutes Collateral.

          We express no opinion as to the perfection or priority of the security interest in any Collateral to the extent the Lender consented to any security interest in favor of any other party or has authorized the disposition of any Collateral or released or subordinated the Lender's security interest therein.

          We have not made any title, lien, security interest, encumbrances, or judgment searches. Accordingly, we express no opinion relating to priority, the existence or absence of title, liens, security interests, encumbrances, or judgments, nor the absence thereof.

          This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is provided at your request and is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in facts or law or new developments which might affect any matters or opinions set forth herein.

          We are members of the bar of the State of Texas and we express no opinion as to the laws of any other jurisdiction.

                                   Sincerely,
                                   ORGAIN, BELL & TUCKER, L.L.P.

                                   Gary Neale Reger
GNR:jb
                                              Exhibit E(1)



        [Letterhead of Proskauer Rose Goetz & Mendelsohn]








                                   December 21, 1993


Bank of Montreal, as Agent
430 Park Avenue
New York, New York 10022

And each of the Lenders parties
     to the Line of Credit Agreement
     referred to below

Ladies and Gentlemen:

          We have acted as counsel for Atlantic Broadcasting Corporation, a Delaware corporation ("Atlantic"), Southeast Texas Broadcasting Corporation, a Texas corporation ("Southeast"), Texoma Broadcasting Corporation, a Texas corporation ("Texoma"), and Tri-State Broadcasting Corporation, a Delaware corporation ("Tri-State" and, with each of Atlantic, Southeast and Texoma, individually, a "Co-Borrower" and, collectively, the "Co-Borrowers"), Atlas Broadcasting Corporation, a New York corporation ("Atlas") and Continental Broadcasting Corporation, a Delaware corporation ("Continental" and, together with Atlas, individually, a "Pledgor" and, collectively, the "Pledgors"), (the Co-Borrowers and the Pledgors, individually, a "Loan Party" and, collectively, the "Loan Parties"), in connection with (i) the Line of Credit Agreement dated as of December 21, 1993 (the "Credit Agreement"), by and among the Co-Borrowers, the several lenders from time to time parties thereto (the "Lenders") and Bank of Montreal, as agent (the "Agent"), (ii) the demand note dated as of December 21, 1993 (the "Note"), from the Co-Borrowers to each Lender, (iii) the Security Agreement, dated as of December 21, 1993 (the "Security Agreement"), of the Co-Borrowers in favor of the Agent, (iv) the Stock Pledge Agreement, dated as of December 21, 1993 (the "Pledge Agreement"), of the Pledgors in favor of the Agent, and (v) the Intercompany Subordination Agreement among the Pledgors, the Co-Borrowers and the Agent, dated December 21, 1993 (the "Subordination Agreement" and, with the Credit Agreement, the Note, the Security Agreement and the Pledge Agreement, each a "Loan Document" and collectively, the "Loan Documents"). This opinion letter is being delivered to you pursuant to Section 4.1(g) of the Credit Agreement. Unless otherwise specified herein, all terms defined in the Loan Documents and used herein shall have the same respective meanings herein as therein.

          We have made such examination of the certificates of incorporation, by-laws and other similar corporate documents and records of each of the Loan Parties and of such other agreements and documents as we have deemed necessary for the purpose of rendering the opinions hereinafter expressed. As to matters of fact material to our opinion, we have relied upon and have assumed the accuracy of the recitals and representations made by various parties to the Loan Documents and upon an officer's certificate of fact.

          Based on and subject to the foregoing, it is our opinion that:

          1. Each of the Loan Parties that is a Delaware or New York corporation is validly existing and in good standing under the law of the jurisdiction of its incorporation, and the respective Loan Parties are qualified to do business and in good standing in the jurisdictions set forth beside their names on
Schedule 1.

          2. Each of the Loan Parties that is a Delaware or New York corporation has the corporate power and authority (a) to own and operate its properties, to lease the properties it operates as lessee and carry on its business as now being conducted, and
(b) to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party.

          3.   Each of the Loan Parties that is a Delaware or New
York corporation has been duly authorized by all necessary corporate action to execute and deliver, and to perform its obligations under, each of the Loan Documents to which it is a party.

          4. All authorizations, consents, approvals, registrations, notices and filings with or from New York State, Delaware and United States federal governmental authorities necessary for the transactions contemplated by any of the Loan Documents and for the taking by any of the Loan Parties of any action to be taken by any such Loan Party under any Loan Document and the performance by any of the Loan Parties of their respective obligations under the Loan Documents have been effected or obtained and are in full force and effect (except that we express no opinion in this paragraph with regard to filings, if any, that may be required under the Uniform Commercial Code as in effect in any jurisdiction, and we express no opinion in this paragraph with regard to matters involving federal communications laws).

          5. There is no charter or by-law provision of any Loan Party that is a Delaware or New York corporation, or, to the best of our knowledge (which shall mean, for all purposes of this opinion, the actual present knowledge of attorneys at our firm who have been involved in this transaction), (a) any provision of any charter or by-law of any other Loan Party or any preference stock, instrument, mortgage, indenture, contract or agreement binding on any Loan Party, or affecting any of its properties, or
(b) any statute, regulation, rule, order or judgment under the laws of the State of New York, the General Corporation Law of the State of Delaware or the federal laws of the United States (excluding federal communications laws, as to which we express no opinion) that would prohibit, conflict with, result in a default under or in any way prevent the execution, delivery or performance by any such Loan Party of any of its material obligations under any Loan Document to which it is a party. We note that certain contracts, agreements and leases may require consents of other parties in connection with such contracts, agreements and leases being included in the Collateral.

          6. Each of the Loan Documents has been duly executed and delivered by each of the Loan Parties that is a Delaware or New York corporation and that is a party thereto and each of the Loan Documents constitutes the legal, valid and binding obligation of each of the Loan Parties that is a party thereto, enforceable against such party in accordance with its terms (assuming, in the case of each Loan Party that is not a Delaware or New York corporation, that that Loan Party (a) is validly existing and in good standing in the jurisdiction of its incorporation, and (b) is duly authorized to execute and deliver, and has the corporate power and authority to execute, deliver and perform its obligations under, the respective Loan Documents).

          7. The Security Agreement creates in favor of the Agent, for the ratable benefit of the Lenders, a security interest in the Collateral to which Article 9 of the New York Uniform Commercial Code (the "NY UCC") is applicable (the "New York Article 9 Collateral").

          8. Upon the filing of financing statements in the offices listed on Schedule 2, the Agent, for the ratable benefit of the Lenders, will have a perfected security interest in that part of the New York Article 9 Collateral (other than fixtures) in which a security interest is perfected by filing a financing statement under the NY UCC.
          9. The Pledge Agreement, together with the delivery of the certificates representing the shares of stock identified on Schedule 1 to the Pledge Agreement (the "Pledged Stock") to the Agent, for the ratable benefit of the Lenders, in the State of New York, creates in favor of the Agent, for the ratable benefit of the Lenders, a perfected security interest under the NY UCC in the Pledged Stock. Assuming the Agent, for the ratable benefit of the Lenders, acquires its interest in the Pledged Stock in good faith and without notice of any adverse claim, the Agent, for the ratable benefit of the Lenders, will acquire its security interest in the Pledged Stock free of adverse claims.

          10. None of the Loan Parties is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or a "holding company", as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.


          11. The shares of the Pledged Stock (a) constitute, to the best of our knowledge, all the issued and outstanding capital stock of each Co-Borrower, (b) in the case of Pledged Stock issued by a Delaware or New York corporation, have been duly and validly issued and are fully paid, and (c) are owned of record and, to the best of our knowledge, beneficially by one of the Pledgors.

          12. Except as set forth on Schedule 3.6 to the Credit Agreement, to the best of our knowledge, there is no litigation, proceeding or investigation before any arbitrator or before or by any governmental authority, excepting the FCC, pending or threatened by or against any Loan Party (a) that could reasonably be expected to have a material adverse effect on the business, properties or condition (financial or otherwise) of the Co-Borrowers taken as a whole, or (b) with respect to the Loan Documents.

          The foregoing opinions are qualified to the extent that the enforcement of each of the Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (whether enforcement thereof is sought in a proceeding at law or in equity).

          Paragraphs 7, 8 and 9 do not address any law, other than Article 9 or 8, as the case may be, of the NY UCC. Furthermore, we express no opinion with respect to any New York
Article 9 Collateral of a type described in section 9-401(1)(a) or (b) of the NY UCC or represented by a certificate of title.

          Except as set forth in paragraph 1 above with respect to the due qualification and good standing of the Loan Parties, the foregoing opinions are specifically limited to the laws of the state of New York, the Delaware General Corporation Law and the federal laws of the United States (other than federal communications laws, as to which we express no opinion). In that connection, the Co-Borrowers have obtained and delivered to you opinions of special local counsel as follows: Paul, Landy, Beiley & Harper, P.A. (Special Florida Counsel to Atlantic); Orgain, Bell & Tucker (Special Texas Counsel to Southeast and Texoma); and Goller & Associates (Special Missouri Counsel to Tri-State).

          This opinion is rendered to you and is solely for your benefit only in connection with the above transaction. This opinion may not be relied upon by you for any other purpose or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                         Very truly yours,

                         PROSKAUER ROSE GOETZ & MENDELSOHN


                         By:______________________________
                            Peter G. Samuels

                           SCHEDULE 1


                         Jurisdiction of     Jurisdiction of Loan
Party               Incorporation       Qualification


Atlas Broadcasting           New York
Corporation


Atlantic Broadcasting        Delaware           Florida
Corporation


Continental                  Delaware
Broadcasting Corporation


Southeast Texas               Texas
Broadcasting Corporation


Texoma Broadcasting           Texas
Corporation


Tri-State Broadcasting       Delaware            Missouri
Corporation

                           SCHEDULE 2


     Filing information for Co-Borrower Personal Property
     Financing Statements.



     New York Secretary of State.

     City Reporter, New York County.

                       FORM OF DEMAND NOTE



$                                              New York, New York
                                                December __, 1993


     FOR VALUE RECEIVED, each of the undersigned, ATLANTIC BROADCASTING CORPORATION, a Delaware corporation, SOUTHEAST TEXAS BROADCASTING CORPORATION, a Texas corporation, TEXOMA BROADCASTING CORPORATION, a Texas corporation, and TRI-STATE BROADCASTING CORPORATION, a Delaware corporation, jointly and severally (collectively, the "Co-Borrowers"), hereby unconditionally promises to pay to the order of
(the "Lender") at the office of Bank of Montreal located at 430 Park Avenue, New York, New York 10022, in lawful money of the United States of America and in immediately available funds, on the Termination Date or at any time upon demand by the Lender the
principal amount of (a)                  DOLLARS ($          ),
or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Co-Borrowers pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Co-Borrowers further jointly and severally agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.9 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Co-Borrowers in respect of such Loan.

     This Note (a) is one of the Notes referred to in the Line of Credit Agreement, dated as of December 21, 1993 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Co-Borrowers, the Lender, the other banks and financial institutions from time to time parties thereto and Bank of Montreal, as agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

     AT THE ELECTION OF THE LENDER AT ANY TIME, ALL AMOUNTS THEN
REMAINING UNPAID ON THIS NOTE SHALL BECOME IMMEDIATELY DUE AND
PAYABLE.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit
Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


ATLANTIC BROADCASTING CORPORATION


By:
     Title:


SOUTHEAST TEXAS BROADCASTING
  CORPORATION

By:
     Title:


TEXOMA BROADCASTING CORPORATION


By:
     Title:


TRI-STATE BROADCASTING CORPORATION


By:
     Title:                  Schedule A to


         LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS




Date

Amount of
Base Rate
Loans
Amount
Converted to
Base Rate
Loans
Amount of
Principal of
Base Rate
Loans Repaid
Amount of
Base Rate
Loans
Converted to
Eurodollar
Loans
Unpaid
Principal
Balance of
Base Rate
Loans

Notation
Made By
Schedule B to Note


 LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS





Date
Amount of
Eurodollar
Loans
Amount
Converted
to
Eurodollar
Loans
Interest
Period and
Eurodollar
Rate with
Respect
Thereto
Amount of
Principal
of
Eurodollar
Loans
Repaid
Amount of
Eurodollar
Loans
Converted
to Base
Rate Loans
Unpaid
Principal
Balance of
Eurodollar
Loans
Notation
Made By

                          SECURITY AGREEMENT


        SECURITY AGREEMENT, dated as of December 21, 1993, made by ATLANTIC BROADCASTING CORPORATION, a Delaware corporation, SOUTHEAST TEXAS BROADCASTING CORPORATION, a Texas corporation, TEXOMA BROADCASTING CORPORATION, a Texas corporation, and TRI-STATE BROADCASTING CORPORATION, a Delaware corporation (each a "Co-Borrower"; collectively, the "Co-Borrowers"), in favor of Bank of Montreal, as Agent (in such capacity, the "Agent") for the Lenders parties to the Line of Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Co-Borrowers, the Agent and such Lenders.


                         W I T N E S S E T H:


        WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make available a line of credit to the Co-
Borrowers upon the terms and subject to the conditions set forth therein; and

        WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Co-Borrowers shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders.


        NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement, the Co-Borrowers hereby agree with the Agent, for the ratable benefit of the Lenders, as follows:

        4..  Defined Terms.

        a. Definitions. i. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds.

        ii.  The following terms shall have the following meanings:

        "Agreement": this Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

        "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

        "Collateral":  as defined in Section 2 of this Agreement.

        "Collateral Account": any collateral account established by the Agent as provided in subsection 5.3 or subsection 7.2.

        "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 2 hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 2 hereto.

        "Patent License": all agreements, whether written or oral, providing for the grant by or to the Co-Borrowers of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 2 hereto.

        "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3 hereto, and (b) all renewals thereof.

        "Trademark License" means any agreement, written or oral, providing for the grant by or to the Co-Borrowers of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3 hereto.

        b. Other Definitional Provisions. i. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

        ii. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        5.. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each of the Co-Borrowers hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by such Co-Borrower or in which such Co-Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

        i.  all Accounts;

        ii.  all Chattel Paper;

        iii.  all Documents;

        iv.  all Equipment;

        v.  all General Intangibles;
        vi.  all Instruments;

        vii.  all Inventory;

        viii.  all Patents;

        ix.  all Patent Licenses;

        x.  all Trademarks;

        xi.  all Trademark Licenses;

        xii. to the extent permitted by law, all licenses granted by the FCC;

        xiii.  all books and records pertaining to the Collateral; and

        xiv. to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

        6.. Representations and Warranties. Each Co-Borrower hereby represents and warrants (such representations and warranties to automatically be deemed to be restated on the date of each Loan as if made on such date) that:

        a. Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Lenders pursuant to this Agreement, such Co-Borrower owns or leases each item of the Collateral free and clear of any and all material Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Agreement.

        b. Perfected First Priority Liens. The security interests granted pursuant to this Agreement i. upon completion of the filings specified in Schedule 4 hereto will constitute perfected security interests in the Collateral in favor of the Agent, for the ratable benefit of the Lenders, ii. are prior to all other Liens on the Collateral in existence on the date hereof and iii. are enforceable as such against (1) all creditors of and purchasers from such Co-Borrower (except purchasers of Inventory in the ordinary course of business) and (2) any Person having any interest in the real property where any of the Equipment is located.

        c. Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule 1 hereto.

        d.  Chief Executive Office.  The location of such Co-
Borrower's chief executive office and chief place of business are set forth on Schedule 1 hereto.

        e. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

        7.. Covenants. Each Co-Borrower covenants and agrees with the Agent and the Lenders that:

        a. Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

        b. Marking of Records. Such Co-Borrower will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

        c. Maintenance of Insurance. i. Such Co-Borrower will maintain, with financially sound and reputable companies, insurance policies (1) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent and (2) insuring such Co-Borrower against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent and the Lenders.

        ii. Such Co-Borrower shall deliver to the Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of January in each calendar year and such supplemental reports with respect thereto as the Agent may from time to time reasonably request.

        d. Payment of Obligations. Such Co-Borrower will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Co-Borrower and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

        e. Maintenance of Perfected Security Interest; Further Documentation. i. Such Co-Borrower shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever.

        ii. At any time and from time to time, upon the written request of the Agent, and at its sole expense, such Co-Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

        f. Changes in Locations, Name, etc. Such Co-Borrower will not:
        i. permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 1 hereto;

        ii. change the location of its chief executive office and chief place of business from that specified in subsection 3.4; or

        iii. change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading, unless, in the case of each of clauses (a), (b) and (c), it shall have given the Agent and the Lenders at least 30 days' prior written notice of any such change.

        g. Further Identification of Collateral. Such Co-Borrower will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

        h. Notices. Such Co-Borrower will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement of:

        i. any Lien (other than security interests created hereby) on, or claim asserted against, any of the Collateral; and

        ii. of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

        i. Indemnification. Such Co-Borrower agrees to pay, and to save the Agent and the Lenders harmless from, any and all reasonable liabilities, costs and expenses (including, without limitation, legal fees and expenses) (1) with respect to, or resulting from any delay by the Co-Borrowers in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay by the Co-Borrowers in complying with any Requirement of Law applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Agreement; provided that no Co-Borrower shall have any obligation under this subsection 4.9 with respect to liabilities, costs or expenses arising solely from the gross negligence or willful misconduct of the Agent or any Lender.

        8..  Provisions Relating to Accounts.

        a. Co-Borrowers Remain Liable under Accounts. Anything herein to the contrary notwithstanding, the Co-Borrowers shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of any Co-Borrower under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        b. Analysis of Accounts. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Co-Borrowers shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time, upon the Agent's request and at the expense of the Co-Borrowers, the Co-Borrowers shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

        c. Collections on Accounts. i. The Agent hereby authorizes the Co-Borrowers to collect the Accounts, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time. If requested in writing by the Agent at any time, any payments of Accounts, when collected by any Co-Borrower, (1) shall be forthwith (and, in any event, within two Business Days) deposited by such Co-Borrower in the exact form received, duly indorsed by such Co-Borrower to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 7.3, and (2) until so turned over, shall be held by such Co-Borrower in trust for the Agent and the Lenders, segregated from other funds of such Co-Borrower.

        ii. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

        iii. At the Agent's request, the Co-Borrowers shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

        d. Representations and Warranties. Each Co-Borrower hereby represents and warrants (such representations and warranties to automatically be deemed to be restated on the date of each Loan as if made on such date) that:

        i. No amount payable to any Co-Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

        ii. The place where each Co-Borrower keeps its records concerning the Accounts is set forth on Schedule 1.

        iii.  None of the obligors on any Accounts is a Governmental
Authority.

        e. Covenants. i. The amount represented by the Co-Borrowers to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder.

        ii. No Co-Borrower will amend, modify, terminate or waive any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral.

        iii. No Co-Borrower will fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination).

        iv. No Co-Borrower will fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account.

        v. Other than in the ordinary course of business as generally conducted by each Co-Borrower over a period of time, such Co-Borrower will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

        vi. Each Co-Borrower will not remove its books and records from the location specified in subsection 5.4(b).

        vii. In any suit, proceeding or action brought by the Agent or any Lender under any Account for any sum owing thereunder, each Co-Borrower will save, indemnify and keep the Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by any Co-Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from any Co-Borrower.

        9..  Provisions Relating to Patents and Trademarks.

        a. Representations and Warranties. Each Co-Borrower hereby represents and warrants (such representations and warranties to automatically be deemed to be restated on the date of each Loan as if made on such date) that:

        i. Schedule 2 hereto includes all Patents and Patent Licenses owned by each Co-Borrower in its own name as of the date hereof.

        ii. Schedule 3 hereto includes all Trademarks and Trademark Licenses owned by each Co-Borrower in its own name as of the date hereof.

        iii. To the best of such Co-Borrower's knowledge, each Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned.

        iv. None of such Patents and Trademarks is the subject of any licensing or franchise agreement.

        v. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent or Trademark.

        vi. No action or proceeding is pending (1) seeking to limit, cancel or question the validity of any Patent or Trademark, or (2) which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

        b.  Covenants.

        i. Each Co-Borrower (either itself or through licensees) will, except with respect to any Trademark that such Co-Borrower shall reasonably determine is of negligible economic value to it, (1) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (2) maintain as in the past the quality of products and services offered under such Trademark, (3) employ such Trademark with the appropriate notice of registration, (4) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (5) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

        ii. Each Co-Borrower will not, except with respect to any Patent that such Co-Borrower shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

        iii. Each Co-Borrower will notify the Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Co-Borrower's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

        iv. Whenever any Co-Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Co-Borrower shall report such filing to the Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, such Co-Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of such Co-Borrower relating thereto or represented thereby.

        v. Each Co-Borrower will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

        vi. In the event that any Patent or Trademark of any Co-Borrower included in the Collateral is infringed, misappropriated or diluted by a third party, such Co-Borrower shall promptly notify the Agent and the Lenders after it learns thereof and shall, unless such Co-Borrower shall reasonably determine that such Patent or Trademark is of negligible economic value to such Co-Borrower which determination such Co-Borrower shall promptly report to the Agent and the Lenders, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Co-Borrower shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

        10..  Remedies.

        a. Notice to Account Debtors. Upon the request of the Agent at any time, the Co-Borrowers shall notify account debtors on the Accounts that the Accounts have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent.

        b. Proceeds to be Turned Over To Agent. In addition to the rights of the Agent and the Lenders specified in subsection 5.3 with respect to payments of Accounts, upon the request of the Agent at any time, all Proceeds received by each Co-Borrower consisting of cash, checks and other near-cash items shall be held by such Co-Borrower in trust for the Agent and the Lenders, segregated from other funds of such Co-Borrower, and shall, forthwith upon receipt by such Co-Borrower, be turned over to the Agent in the exact form received by such Co-Borrower (duly indorsed by such Co-Borrower to the Agent, if required) and held by the Agent in a Collateral Account maintained under the sole dominion and control of the Agent. All Proceeds while held by the Agent in a Collateral Account (or by any Co-Borrower in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 7.3.

        c. Application of Proceeds. At any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Co-Borrowers or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Credit Agreement shall have been terminated shall be paid over to such Co-Borrower or to whomsoever may be lawfully entitled to receive the same.

        d. Code Remedies. At any time after the Obligations shall have become due and payable (whether at maturity, upon demand or otherwise), the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, after the Obligations shall have become due and payable (whether at maturity, upon demand or otherwise), the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Co-Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Co-Borrower, which right or equity is hereby waived or released. Each Co-Borrower further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Co-Borrower's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to any Co-Borrower. To the extent permitted by applicable law, each Co-Borrower waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

        im Deficiency. The Co-Borrowers shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

        11..  Agent's Appointment as Attorney-in-Fact; Agent's
Performance of Co-Borrowers' Obligations.

        a. Powers. Each Co-Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Co-Borrower and in the name of such Co-Borrower or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Co-Borrower hereby gives the Agent the power and right, on behalf of such Co-Borrower, without notice to or assent by such Co-Borrower, to do the following:

        i. At any time, in the name of such Co-Borrower or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable;

        ii. in the case of any Patents or Trademarks, to execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of such Co-Borrower relating thereto or represented thereby;

        iii. to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

        iv.  to execute, in connection with the sale provided for in
Section 7.4 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

        v. at any time upon notice to the Co-Borrowers, (1) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) to defend any suit, action or proceeding brought against such Co-Borrower with respect to any Collateral; (6) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (7) to assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (8) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and such Co-Borrower's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Co-Borrower might do.

        b. Performance by Agent of Co-Borrowers's Obligations. If any Co-Borrower fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

        c. Co-Borrowers' Reimbursement Obligation. The reasonable expenses of the Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to 2% above the Base Rate, from the date of payment by the Agent to the date reimbursed by the Co-Borrowers, shall be payable by such Co-Borrower to the Agent on demand.

        d. Ratification; Power Coupled With An Interest. Each Co-Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        12.. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Co-Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Co-Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

        13.. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Co-Borrower authorizes the Agent to file financing statements with respect to the Collateral without the signature of such Co-Borrower in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

        14.. Authority of Agent. Each Co-Borrower acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Co-Borrower, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and such Co-Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

        15.. Notices. All notices, requests and demands to or upon the Agent or any Co-Borrower to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made i. when delivered by hand or ii. 2 days after being deposited in the mail, postage prepaid, or iii. if by telecopy, when received, addressed to the Agent or such Co-Borrower at its address or transmission number for notices provided in subsection 8.2 of the Credit Agreement. The Agent and the Co-Borrowers may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

        16.. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        17..  Amendments in Writing; No Waiver; Cumulative Remedies.

        a. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Co-Borrower and the Agent, provided that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by facsimile transmission from the Agent.

        b. No Waiver by Course of Conduct. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 14.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

        c. Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        18.. Federal Communications Act. It is the intention of the parties to comply with applicable provisions of the Communications Act of 1934, as amended (the "Act"), and applicable provisions of the Rules and Regulations of the FCC as may be in effect from time to time (the "FCC Regulations"). Accordingly, it is agreed that, notwithstanding any provision to the contrary in this Agreement, no provision hereof shall be deemed to authorize or require any act or failure to act which would violate the Act or the FCC Regulations, including without limitation any restriction on alien ownership or control of a broadcast license or licensee and any restriction on the transfer of control or assignment of a broadcast license or licensee without prior FCC approval. Notwithstanding anything in this Agreement to the contrary, no sale of the Collateral or transfer thereof to the Agent or to the name of the Agent's nominee shall be effective without such consent, approval, or authorization of the FCC as may be required by the Act and the FCC Regulations. Neither the Agent nor any other Person other than the Co-Borrowers shall, so long as and to the extent that such actions are inconsistent with the Act or the FCC Regulations: act as attorney-in-fact or with a power of attorney for any Co-Borrower; vote, interfere with the voting of, control, sell or otherwise exercise dominion over, the stock of any of the Co-Borrowers; or operate or exercise any control over the Stations licensed to the Co-Borrowers, in each case without first having received any prior written consent, approval or authorization of the FCC as may be required by the Act and the FCC Regulations. In the event any such consent, approval, or authorization shall be required, the Co-Borrowers will execute, and use their best efforts to cause the execution of, all such applications and other instruments as may be necessary to obtain such consent, approval or authorization.

        19.. Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        20.. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Co-Borrower and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

        21.. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

       IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

ATLANTIC BROADCASTING CORPORATION,
  as a Co-Borrower


By:
     Title:


SOUTHEAST TEXAS BROADCASTING
CORPORATION, as a Co-Borrower


By:
     Title:


TEXOMA BROADCASTING CORPORATION,
  as a Co-Borrower


By:
     Title:

TRI-STATE BROADCASTING CORPORATION,
  as a Co-Borrower


By:
     Title:                                                    Schedule 1
        CHIEF EXECUTIVE OFFICE; CHIEF PLACE OF BUSINESS;
          INVENTORY AND EQUIPMENT; RECORDS OF ACCOUNTS




Co-Borrower
Chief
Executive
Office

Chief
Place of
Business
Location
of
Inventory
and
Equipment

Location
Where
Records of
Accounts are
kept
Atlantic
Broadcasting
Corporation

Southeast
Texas
Corporation

Texoma
Broadcasting
Corporation

Tri-State
Broadcasting
Corporation
                                       Schedule 2
                   PATENTS AND PATENT LICENSES


Co-Borrower              Patents                  Patent Licenses
Schedule 3
                TRADEMARKS AND TRADEMARK LICENSES


Co-Borrower              Trademarks          Trademark Licenses

                                                      Schedule 4

         FILINGS REQUIRED TO PERFECT SECURITY INTERESTS


                 Uniform Commercial Code Filings


          Uniform Commercial Code financing statements describing the Collateral and naming the relevant Co-Borrower as Debtor and the Agent as Secured Party will be filed in each jurisdiction listed in Schedule 1 to the Security Agreement.


                  Patent and Trademark Filings


          The Security Agreement, including Schedules 2 and 3 thereto, will be filed in the U.S. Copyright Office and the U.S.
Patent & Trademark Office.

                                                       Exhibit D
                    ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Line of Credit Agreement, dated as of December __, 1993, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Atlantic Broadcasting Corporation, Southeast Texas Broadcasting Corporation, Texoma Broadcasting Corporation and Tri-State Broadcasting Corporation, as co-borrowers, the Lenders named therein and Bank of Montreal, as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                               (the "Assignor") and
      (the "Assignee") agree as follows:

          i. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement in a principal amount as set forth on
Schedule 1.

          ii. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Co-Borrowers or any other obligor or the performance or observance by the Co-Borrowers or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note held by it and requests that the Agent exchange such Note for a new Note payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facility) a new Note payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective
Date).

          iii. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to paragraph 2.15(b) of the Credit Agreement.

          iv.  The effective date of this Assignment and
Acceptance shall be               , 19   (the "Effective Date").
Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to subsection 8.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

          v. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          vi. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and
(b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          vii. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New
York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on
Schedule 1 hereto.
Schedule 1
to Assignment and Acceptance
relating to the Credit Agreement, dated as of December    , 1993,
among
Atlantic Broadcasting Corporation, Southeast Texas
Broadcasting Corporation, Texoma Broadcasting
Corporation and Tri-State Broadcasting
Corporation, as co-borrowers,
the Lenders named therein
and
Bank of Montreal, as agent for the Lenders



Name of Assignor:

Name of Assignee:

Effective Date of Assignment:
             Principal
          Amount Assigned
Line of Credit
Percentage Assigned
$                 .               %

       [Name of Assignee]


By
Name:
Title:
[Name of Assignor]


By
Name:
Title:

Accepted:

 Bank of Montreal, as Agent



By
Name:
Title:
  LINE OF CREDIT AGREEMENT, dated as of December 21,
1993, among:

               (i) ATLANTIC BROADCASTING CORPORATION, a Delaware corporation ("Atlantic"), SOUTHEAST TEXAS BROADCASTING CORPORATION, a Texas corporation ("Southeast"), TEXOMA BROADCASTING CORPORATION, a Texas corporation ("Texoma"), and TRI-STATE BROADCASTING CORPORATION, a Delaware corporation ("Tri-State"), jointly and severally (collectively, the "Co-Borrowers" and each a "Co-Borrower"),

              (ii)  the several banks and other financial
          institutions from time to time parties to this Agreement (the "Lenders") and

             (iii) BANK OF MONTREAL, as agent for the Lenders hereunder (in such capacity, the "Agent").


                      W I T N E S S E T H:

          WHEREAS, the Co-Borrowers have requested the Lenders to make available a line of credit for the purposes and on the terms and conditions set forth herein; and

          WHEREAS, the Lenders are willing to make available a line of credit for such purposes and on such terms and conditions;

          NOW THEREFORE, in consideration of the premises, the Co-Borrowers, the Lenders and the Agent hereby agree as follows:


                     SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement": this Line of Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

          Base Rate Loans     Eurodollar Loans

                    0%             1.25%

          "Assignee":  as defined in subsection 8.6(c).

          "Assignment and Acceptance": an assignment and acceptance entered into by a Lender or an assignee, substantially in the form of Exhibit D.

          "Available Cash Flow": for any period of four consecutive fiscal quarters, Operating Cash Flow for such period minus the sum of the aggregate Restricted Payments (other than approximately $5,350,000 of Restricted Payments made on or about the Closing Date), Capital Expenditures and taxes paid in cash by the Co-Borrowers during such period.

          "Available Line of Credit": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Line of Credit Amount over (b) the aggregate principal amount of all Loans made by such Lender then outstanding.

          "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

          "Business":  as defined in subsection 3.17.

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 as a date on which the Co-
     Borrowers request the Lenders to make Loans hereunder.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Capital Expenditure": any cash expenditure made for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset accounts of the Person making such expenditure.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Closing Date": the date on which all of the conditions precedent specified in subsection 4.1 are satisfied.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Co-Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group which includes any Co-Borrower and which is treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Debt Service": for any period of four consecutive fiscal quarters, the sum of (i) aggregate interest expense of the Co-Borrowers for such period and (ii) the aggregate amount of all reductions of the Line of Credit Amounts required pursuant to subsections 2.5(b) and (c) during such period.

          "Default": a violation of, or the failure to observe or perform, any agreement, covenant, representation or condition of any Loan Party under the Loan Documents.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without the benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which the Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                      Eurodollar Base Rate
             1.00 - Eurocurrency Reserve Requirements

          "FCC": the Federal Communications Commission or any successor agency or authority.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation to induce the creation of such obligation, in either case guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
     (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

          "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument and (c) Guarantee Obligations in respect of Indebtedness of other Persons.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Intercompany Subordination Agreement":  the
     Intercompany Subordination Agreement to be executed and delivered by each of the Pledgors and each of the Co-Borrowers in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

          "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar
     Loan:

               (i)  initially, the period commencing on the
          borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Co-Borrowers in their notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Co-Borrowers by irrevocable notice to the Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;


     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1)  if any Interest Period pertaining to a
          Eurodollar Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

               (4) the Co-Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Line of Credit Amount": as to any Lender, the amount of the line of credit made available by such Lender to the Co-Borrowers hereunder, as such amount is set forth opposite such Lender's name on Schedule 1.1 and as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          "Line of Credit Percentage": as to any Lender at any time, the percentage which such Lender's Line of Credit Amount then constitutes of the aggregate Line of Credit Amount (or, at any time after the line of credit made available hereunder shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Line of Credit Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Lenders shall, in their sole and absolute discretion exercisable at any time, terminate the lines of credit made available hereunder.

          "Loan Documents":  this Agreement, the Notes, the
     Security Documents and the Intercompany Subordination
     Agreement.

          "Loans":  all loans made pursuant to this Agreement.

          "Loan Parties": each of the Co-Borrowers, each of the Pledgors and PCC.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets or condition (financial or otherwise) of the Co-Borrowers taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or any of the Lenders hereunder or thereunder.

          "Material Environmental Amount": an amount payable by the Co-Borrowers in excess of $200,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Note":  as defined in subsection 2.2.

          "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Co-Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Co-Borrowers to the Agent or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes or the other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Co-Borrowers pursuant to the terms of this Agreement) or otherwise.

          "Operating Cash Flow": for any date of determination, the aggregate net income of the Co-Borrowers for the four most recently ended fiscal quarters of the Co-Borrowers, plus the sum of the aggregate (i) barter expenses, (ii) interest expense, (iii) depreciation, (iv) amortization, (v) income taxes and (vi) other non-cash expenses of the Co-Borrowers, in each case for such period, minus the sum of the aggregate (x) barter revenue of and (y) actual payments for programming made by, the Co-Borrowers, in each case for such period, all determined in accordance with GAAP.

          "PBGC": the Pension Benefit Guaranty Corporation (or any successor corporation) established pursuant to Subtitle
     A of Title IV of ERISA.

          "Participant":  as defined in subsection 8.6(b).

          "PCC": Price Communications Corporation, a New York corporation.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which any Co-Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pledgors":  each of Atlas Broadcasting Corporation, a
     New York corporation, and Continental Broadcasting
     Corporation, a Delaware corporation, as the pledgors under the Stock Pledge Agreement.

          "Properties":  as defined in subsection 3.17.

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reorganization":  with respect to any Multiemployer
     Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in
     Section 4043(b) of ERISA or the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

          "Required Lenders": at any time, Lenders the Line of Credit Percentages of which aggregate more than 66-2/3%.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": as to any Person, the chief executive officer, the president of such Person or, with respect to financial matters, the chief financial officer of such Person.

          "Restricted Payments":  as defined in subsection 5.7.

          "Security Agreement": the Security Agreement to be executed and delivered by the Co-Borrowers, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

          "Security Documents": the collective reference to the Security Agreement, the Stock Pledge Agreement and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Co-Borrowers hereunder, under the Notes and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Station": a television station or AM or FM radio station.

          "Stock Pledge Agreement": the Stock Pledge Agreement to be executed and delivered by the Pledgors substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subordinated Intercompany Loans": the collective reference to (i) the three intercompany loans made by Continental Broadcasting Corporation to Southeast, Texoma and Tri-State, in the principal amounts of approximately $16,470,000, $17,265,000 and $22,185,000, respectively, on
     November 30, 1993, and (ii) the intercompany loans made by Atlas Broadcasting Corporation to Atlantic in the principal amount of approximately $10,224,000 on November 30, 1993.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of PCC.

          "Termination Date": December 31, 1997, or such earlier date on which the Line of Credit Amounts shall be terminated in accordance with subsection 2.5.

          "Tranche": the collective reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Type":  as to any Loan, its nature as an Base Rate
     Loan or a Eurodollar Loan.

          "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to PCC and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


       SECTION 2.  AMOUNT AND TERMS OF LINE OF CREDIT

          2.1 Line of Credit. (a) Subject to the terms and conditions hereof, each Lender is pleased to make severally available to the Co-Borrowers a line of credit in an amount equal to such Lender's Line of Credit Amount. During the Line of Credit Period the Co-Borrowers may, subject to the Lenders' continued satisfaction with all matters related to the credit, use the lines of credit made available hereunder by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b)  The Loans may from time to time be (i)
Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Co-Borrowers and notified to the Agent in accordance with subsections 2.3 and 2.7, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          2.2 Notes. The Loans made by each Lender shall be evidenced by a joint and several demand promissory note made by the Co-Borrowers, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a "Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the initial Line of Credit Amount of such Lender and (b) the aggregate unpaid principal amount of all Loans made to the Co-Borrowers by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender to the Co-Borrowers, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by any Lender to make any such recordation shall not affect any of the Obligations of the Co-Borrowers under such Note or this Agreement. Each Note shall (x) be dated the Closing Date, (y) be stated to mature on demand and (z) provide for the payment of interest in accordance with subsection 2.9.

          2.3 Procedure for Borrowing. Subject to the Lenders' continued satisfaction with all matters related to the credit, the Co-Borrowers may borrow under the Line of Credit Amount during the Line of Credit Period on any Business Day, provided that the Co-Borrowers shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., New York City time, (a) three Working Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each borrowing hereunder shall be in an amount equal to (x) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof or
(y) in the case of Base Rate Loans, $100,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Co-Borrowers, the Agent shall promptly notify each Lender thereof. Each Lender will, subject to such Lender's continued satisfaction with all matters related to the credit, make the pro-rata share of each borrowing available to the Agent for the account of the Co-Borrowers at the office of the Agent specified in subsection 8.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Co-Borrowers in funds immediately available to Agent. Such borrowing will then be made available to the Co-Borrowers by the Agent crediting the account of the Co-Borrowers on the books of such office with the aggregate of the amounts received by the Agent from the Lenders in like funds as received by the Agent.

          2.4 Fees. (a) The Co-Borrowers jointly and severally agree to pay to the Agent for the account of each Lender a line of credit fee for the Line of Credit Period, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Line of Credit of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Co-Borrowers shall pay on the Closing Date to the Agent, a fee equal to 1.5% of the aggregate Line of Credit Amounts.

          2.5 Termination or Reduction of Line of Credit Amounts. (a) The Co-Borrowers shall have the right, upon not less than four Business Days' notice to the Agent, to terminate the lines of credit made available hereunder or, from time to time thereafter, to reduce the aggregate Line of Credit Amount; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate principal amount of the Loans then outstanding would exceed the aggregate Line of Credit Amounts then in effect; provided, further that no such reduction shall be permitted until after the first anniversary of the Closing Date; and provided, finally, that at the time of any such termination before the first anniversary of the Closing Date the Co-Borrowers shall pay all fees which would have accrued through the first anniversary of the Closing Date pursuant to subsection 2.4(a) if the lines of credit had continued in effect through such first anniversary. Any such reduction shall be in an amount equal to $100,000 or a whole multiple thereof or, if less, the remaining Line of Credit Amounts and shall reduce permanently the Line of Credit Amounts then in effect. Voluntary reductions of the Line of Credit Amounts shall be applied to the latest remaining scheduled reductions of the Line of Credit Amounts set forth in subsection 2.5(b).


          (b) The aggregate Line of Credit Amounts will be automatically and permanently reduced on the last Business Day of March, June, September and December in each fiscal year set forth below, commencing on March 31, 1994 and ending on December 31, 1997, by an amount equal to 25% of the amount set forth below opposite such year:

          Year                     Reduction Amount

          1994                      $2,000,000
          1995                      $2,500,000
          1996                      $2,500,000
          1997                      $3,000,000


          (c) If any Co-Borrower shall sell any asset, the aggregate Line of Credit Amounts will be permanently reduced by the greater of (i) the fair market value of the asset so sold and (ii) the aggregate cash consideration received therefor. Such reduction shall be applied to the latest remaining scheduled reductions of the Line of Credit Amounts set forth in subsection 2.5(b).

          (d) The Required Lenders shall have the right at any time to terminate or reduce the aggregate Line of Credit Amounts. Any such termination or reduction shall be effective immediately upon notice to the Co-Borrowers and shall permanently terminate or reduce, as the case may be, the aggregate Line of Credit Amounts then in effect. Any such reduction shall be applied to such remaining scheduled reductions of the Line of Credit Amounts as the Required Lenders shall specify in such notice.

          2.6 Optional and Mandatory Prepayments. (a) The Co-Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (other than as provided for in subsection 2.16), upon at least three (in the case of Eurodollar Rate Loans) or one (in the case of Base Rate Loans) Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice together with any amounts payable pursuant to subsection 2.16 shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          (b) If at any time (including, without limitation, following a reduction in the Line of Credit Amounts pursuant to subsection 2.5) the aggregate principal amount of the Loans exceeds the aggregate Line of Credit Amounts then in effect, the Co-Borrowers shall immediately repay the Loans in an aggregate amount equal to such excess.

          2.7 Conversion and Continuation Options. (a) Subject to the Lenders' continued satisfaction with all matters related to the credit, the Co-Borrowers may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Co-Borrowers may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when the Agent or any Lender has determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.8 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

          (b) Subject to the Lenders' continued satisfaction with all matters related to the credit, any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Co-Borrowers giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when the Agent or any Lender has determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection
2.8 would be contravened or (iii) after the date that is one month prior to the Termination Date and provided, further, that if the Co-Borrowers shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

          2.8 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof.

          2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable
Margin.

          (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or
(iii) any line of credit fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, upon demand or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, line of credit fee or other amount, the Base Rate plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date and on the Termination Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          2.10 Computation of Interest and Fees. Interest on Base Rate Loans (when based on the Prime Rate) and interest on overdue interest, line of credit fees and other amounts payable hereunder shall be calculated on the basis of a 365 day (or 366 day, as the case may be) year for the actual days elapsed. Interest on Eurodollar Loans, Base Rate Loans (when based on the Federal Funds Effective Rate) and line of credit fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Co-Borrowers and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Co-Borrowers and the Lenders of the effective date and the amount of each such change in interest rate.

          2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a)  the Agent shall have determined (which
     determination shall be conclusive and binding upon the Co-Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic (which is promptly confirmed in writing) notice thereof to the Co-Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and
(z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Co-Borrowers have the right to convert Base Rate Loans to Eurodollar Loans.

          2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Co-Borrowers from the Lenders hereunder, each payment on account of any line of credit fee hereunder and any reduction of the Line of Credit Amounts of the Lenders shall be made pro rata according to the respective Line of Credit Percentages of the Lenders. Each payment (including each prepayment) by the Co-Borrowers on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Co-Borrowers hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 8.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day (and interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its Line of Credit Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Co-Borrowers a corresponding amount.
If such amount is made available to the Agent on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's Line of Credit Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Line of Credit Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Line of Credit Percentage of such borrowing is not in fact made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at a rate per annum equal to the higher of
(i) the rate applicable to such borrowing and (ii) the daily average Federal Funds Effective Rate from the Co-Borrowers.

          2.13  Illegality.  Notwithstanding any other
provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement,
(a) the willingness of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Co-Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16.

          2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (in each case except for taxes covered by subsection 2.15 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii)  shall impose on such Lender any other
     condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Co-Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Co-Borrowers, through the Agent, of the event by reason of which it has become so entitled. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Co-Borrowers (with a copy to the Agent) of a written request therefore, the Co-Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          2.15 Taxes. (a) All payments made by the Co-Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Lender, taxes on the overall net income of the Agent or such Lender and franchise taxes (imposed in lieu of such net income taxes) imposed on the Agent or such Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Lender (excluding a connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by any Co-Borrower, as promptly as possible thereafter the Co-Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy, if available, of an original official receipt received by the Co-Borrowers showing payment thereof. If any Co-Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Co-Borrowers shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) Each Lender agrees that it will, on or prior to the date of execution and delivery of this Agreement or the date on which such Lender becomes a Lender pursuant to an Assignment and Acceptance, as the case may be, deliver to the Co-Borrowers and the Agent (i) if applicable, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Co-Borrowers and the Agent two further copies of the said Form 1001 or 4224, if applicable, and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Co-Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Co-Borrowers or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Co-Borrowers and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of the rate applicable to the Lender's assignor on the date of the Assignment and Acceptance pursuant to which it became a Lender, withholding tax attributable solely to such excess rate shall be considered excluded from Taxes.

          2.16 Indemnity. The Co-Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Co-Borrowers in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Co-Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Co-Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Co-Borrowers in making any prepayment after the Co-Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this subsection 2.16 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.16. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.


         SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make available the line of credit hereunder, each Co-Borrower hereby represents and warrants to the Agent and each Lender that:

          3.1 Financial Condition. The consolidated balance sheet of PCC and its consolidated Subsidiaries as at December 31, 1992 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of PCC and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of PCC and its consolidated Subsidiaries as at September 30, 1993 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer of PCC, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of PCC and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither PCC nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from September 30, 1993 to and including the date hereof there has been no sale, transfer or other disposition by PCC or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of PCC and its consolidated Subsidiaries at September 30, 1993, other than as set forth in Schedule 3.1.

          3.2 No Change. Except as set forth on Schedule 3.1, since September 30, 1993, (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of PCC nor has any of the Capital Stock of PCC been redeemed, retired, purchased or otherwise acquired for value by PCC or any of its Subsidiaries.

          3.3  Corporate Existence; Compliance with Law.
Each of the Co-Borrowers (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Co-Borrowers has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which any Co-Borrower is a party, other than consents, authorizations, filings, notices and acts which have been obtained, made or effected on or prior to the date hereof. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Co-Borrower. This Agreement constitutes, and each other Loan Document to which the Co-Borrowers are party when executed and delivered will constitute, a legal, valid and binding obligation of the Co-Borrowers enforceable against the Co-Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law or material Contractual Obligation of any Co-Borrower and will not result in, or require, the creation or imposition of any material Lien on any of the Co-Borrowers' respective properties or revenues pursuant to any such material Requirement of Law or material Contractual Obligation.

          3.6  No Material Litigation.  No litigation,
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Co-Borrowers, threatened by or against any Co-Borrower or against any of the Co-Borrowers' respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          3.7 No Default. No Co-Borrower is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.

          3.8 Ownership of Property; Liens. Each of the Co-Borrowers has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any material Lien except pursuant to the Security Documents.

          3.9  Intellectual Property.  Each of the Co-
Borrowers owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Co-Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Co-Borrowers does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of any Co-Borrower could reasonably be expected to have a Material Adverse Effect.

          3.11 Taxes. Each of PCC and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Co-Borrowers, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of PCC or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Co-Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge.

          3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

          3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither any Co-Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither any Co-Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Co-Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          3.14 Investment Company Act; Other Regulations. None of the Co-Borrowers is (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or
(b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended. None of the Co-Borrowers is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

          3.15 Subsidiaries. None of the Co-Borrowers has any Subsidiaries. Each Co-Borrower is a wholly-owned
Subsidiary of PCC.

          3.16 Purpose of Loans. The proceeds of the Loans shall be used by the Co-Borrowers (i) to enable PCC to redeem all of the currently outstanding 5% Senior Secured Notes of PCC for an amount equal to approximately $5,350,000 and (ii) for working capital purposes of the Co-Borrowers in the ordinary course of business.

          3.17 Environmental Matters. (a) The facilities and properties owned, leased or operated by the Co-Borrowers (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Co-Borrowers (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (c) None of the Co-Borrowers has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Co-Borrowers have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Co-Borrowers, threatened, under any Environmental Law to which any Co-Borrower is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Co-Borrowers in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          3.18  Broadcast Licenses, etc.  Set forth in
Schedule 3.18 hereto is a complete and correct list of all FCC permits and/or licenses held by the Co-Borrowers, the applicable expiration dates and permitted renewal periods (if any) for each such permit or license, and the name of the Person holding each such permit or license. In addition, said Schedule 3.18 sets forth, with respect to each Station, the respective frequency and call letters of such Station, and the name of the Person owning the material assets used in connection with the operation of such Station. Except as set forth in Schedule 3.18 hereto, each Co-Borrower holds all FCC licenses and permits necessary for the operation of its Stations. Except as set forth in Schedule 3.18 hereto, the Co-Borrowers are not aware of any basis for challenging or questioning, or any circumstance which could impede or delay, the timely renewal of any such license or permit. Except as set forth in Schedule 3.18 hereto, each such license and permit is valid and in full force and effect, and no Co-Borrower has received any notice of proceedings relating to the revocation, termination, suspension, non-renewal or modification of any such license or permit.

          3.19 Indebtedness. The Co-Borrowers have no material Indebtedness other than (i) Indebtedness under this Agreement, (ii) trade accounts payable in the ordinary course of business and (iii) the Subordinated Intercompany Loans.

          3.20 Stations. Atlantic owns and operates WIRK-FM and WBZT-AM (West Palm Beach, Florida); Southeast owns and operates KJAC-TV (Beaumont and Port Arthur, Texas); Texoma owns and operates KFDX-TV (Wichita Falls, Texas); and Tri-State owns and operates KSNF-TV (Joplin, Missouri).

          Each of the foregoing representations and warranties shall automatically be deemed to be restated by each Co-Borrower on the date of each Loan as if made on such date.


              SECTION 4.  CONDITIONS PRECEDENT

          4.1  Conditions to Effectiveness.  The
effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

          (a)  Loan Documents.  The Agent shall have received
     (i) this Agreement, executed and delivered by a duly authorized officer of each of the Co-Borrowers, with a counterpart for each Lender, (ii) for the account of each Lender, a Note conforming to the requirements hereof and executed by a duly authorized officer of each of the Co-Borrowers, (iii) the Stock Pledge Agreement, executed and delivered by a duly authorized officer of each of the Pledgors, with a counterpart or a conformed copy for each Lender, (iv) the Security Agreement, executed and delivered by a duly authorized officer of each of the Co-Borrowers, with a counterpart or a conformed copy for each Lender, and (v) the Intercompany Subordination Agreement, executed and delivered by a duly authorized officer of PCC, with a counterpart or a conformed copy for each Lender.

          (b) Corporate Proceedings of the Co-Borrowers. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each of the Co-Borrowers authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which such Co-Borrower is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which such Co-Borrower is a party, certified by the Secretary or an Assistant Secretary of such Co-Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (c) Corporate Proceedings of the Pledgors. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each of the Pledgors authorizing (i) the execution, delivery and performance of Stock Pledge Agreement and
     (ii) the granting by it of the guarantees and Liens created pursuant to the Stock Pledge Agreement, certified by the Secretary or an Assistant Secretary of such Pledgor as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (d) Incumbency Certificates. The Agent shall have received, with a counterpart for each Lender, a Certificate of each of the Loan Parties, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

          (e)  Corporate Documents.  The Agent shall
     have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

          (f) Fees. The Agent shall have received the fees to be received on the Closing Date referred to in subsection 2.4(b).

          (g)  Legal Opinions.  The Agent shall have
     received, with a counterpart for each Lender, one or more executed legal opinions of Proskauer Rose Goetz & Mendelsohn and/or other counsel to the Co-Borrowers and the other Loan Parties reasonably satisfactory to the Agent, substantially in the form of Exhibit E.

          (h) Pledged Stock; Stock Powers. The Agent shall have received the certificates representing the shares pledged pursuant to the Stock Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (i) Actions to Perfect Liens. The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (j) Lien Searches. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of each the Co-Borrowers, and the results of such search shall be satisfactory to the Agent.


                    SECTION 5.  COVENANTS

          The Co-Borrowers hereby agree that, so long as this Agreement remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

          5.1 Financial Statements. The Co-Borrowers shall cause to be furnished to each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of PCC, a copy of the consolidated balance sheet of PCC and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing not unacceptable to the Agent;

          (b) as soon as available, but in any event within 60 days after the end of each fiscal quarter of PCC, a copy of the unaudited consolidated balance sheet of PCC and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows for such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of PCC as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 30 days after the end of each of the first eleven months of each fiscal year of PCC, the unaudited balance sheet of each Co-Borrower as at the end of such month and the related unaudited statements of income and retained earnings and of cash flows of each Co-Borrower for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year and the figures projected in the applicable budget provided pursuant to subsection 5.2(d), certified by a Responsible Officer of PCC as being fairly stated in all material respects (subject to normal year-end audit adjustments);
all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2  Certificates; Other Information.  The Co-
Borrowers shall cause to be furnished to each Lender:

          (a)  concurrently with the delivery of the
     financial statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default, except as specified in such certificate;

          (b)  concurrently with the delivery of the
     financial statements referred to in subsection 5.1(a), copies of each Co-Borrower's year-end unaudited financial statements used in the preparation of such statements;

          (c)  concurrently with the delivery of the
     financial statements referred to in subsections 5.1(a), 5.1(b) and 5.1(c), a certificate of a Responsible Officer stating that, to the best of such officer's knowledge, no Default has occurred during such period, except as specified in such certificate;

          (d) not later than 30 days after the end of each fiscal year of PCC, a copy of the projections by PCC of the operating budget and cash flow budget of PCC and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of PCC to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect; and

          (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          5.3 Notices. The Co-Borrowers shall promptly give notice to the Agent and each Lender of:

          (a)  the occurrence of any Default;

          (b) any (i) default or event of default under any Contractual Obligation of any Co-Borrower or (ii) non-frivolous litigation, investigation or proceeding which may exist at any time between any Co-Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any non-frivolous litigation or proceeding affecting any Co-Borrower in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after any Co-Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Co-Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e)  any development or event which could
     reasonably be expected to have a Material Adverse
     Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Co-Borrowers propose to take with respect thereto.

          5.4  Financial Condition Covenants.  The Co-
Borrowers shall not permit at any time (a) the ratio of (i) the aggregate Indebtedness of the Co-Borrowers to (ii) Operating Cash Flow to exceed 2.0 to 1.0 or (b) the ratio of
(i) Available Cash Flow for any period of four consecutive fiscal quarters to (ii) Debt Service for such period to be less than 1.2 to 1.0.

          5.5 Limitation on Indebtedness. The Co-Borrowers shall not create, incur, assume or suffer to exist any material Indebtedness, except (i) the Indebtedness under this Agreement, (ii) trade accounts payable in the ordinary course of business and (iii) the Subordinated Intercompany Loans.

          5.6 Asset Sales. The Co-Borrowers shall not sell any asset unless cash consideration is received in an amount equal to the fair market value thereof.

          5.7 Limitation on Restricted Payments. The Co-Borrowers shall not declare or pay any dividend (other than dividends payable solely in common stock of the Co-Borrowers) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Co-Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, or make any optional payment on the Subordinated Intercompany Loans, either directly or indirectly, whether in cash or property or in obligations of any Co-Borrower (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions, distributions and optional payments being herein called "Restricted Payments"), except for Restricted Payments permitted to be made pursuant to the Intercompany Subordination Agreement.


                 SECTION 6.  OFFERING BASIS

          NOTWITHSTANDING ANY OTHER PROVISION IN THIS
AGREEMENT OR IN ANY OTHER LOAN DOCUMENT OR THE PAYMENT BY THE CO-BORROWERS OF ANY FEES SPECIFIED HEREIN OR THE EXISTENCE OR NONEXISTENCE OF ANY DEFAULT, ALL LOANS MADE BY EACH LENDER SHALL BE PAYABLE ON WRITTEN DEMAND BY SUCH LENDER, AND EACH LENDER SHALL HAVE THE RIGHT TO TERMINATE ITS LINE OF CREDIT AND/OR REFUSE TO MAKE ANY REQUESTED LOAN AT ANY TIME FOR ANY REASON, WITHOUT, IN ANY SUCH CASE, ANY PRIOR NOTICE WHATSOEVER. THE CO-BORROWERS ACKNOWLEDGE THAT CERTAIN COVENANTS HAVE BEEN INCLUDED IN SECTION 5 TO EMPHASIZE CERTAIN MATTERS WHICH ARE OF PARTICULAR CONCERN TO THE LENDERS BUT THAT SUCH INCLUSION SHALL NOT IN ANY WAY BE UNDERSTOOD TO MEAN THAT THE RIGHT OF THE LENDERS TO DEMAND PAYMENT OF OUTSTANDING LOANS OR TO TERMINATE THE LINE OF CREDIT MADE AVAILABLE HEREUNDER OR TO REFUSE TO MAKE ANY REQUESTED LOAN SHALL BE LIMITED TO TIMES WHEN THE CO-BORROWERS ARE IN DEFAULT UNDER SUCH COVENANTS.


                    SECTION 7.  THE AGENT

          7.1 Appointment. Each Lender hereby irrevocably designates and appoints Bank of Montreal as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Bank of Montreal, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          7.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          7.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Co-Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of any Co-Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Co-Borrower.

          7.4  Reliance by Agent.  The Agent shall be
entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Co-Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except to the extent arising solely from the gross negligence or willful misconduct of the Agent. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          7.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Agent has received notice from a Lender or any Co-Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

          7.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Loan Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          7.7  Indemnification.  The Lenders agree to
indemnify the Agent in its capacity as such (to the extent not reimbursed by the Co-Borrowers and without limiting the obligation of the Co-Borrowers to do so), ratably according to their respective Line of Credit Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent with respect to or in any way arising out of the execution, delivery, enforcement, performance or administration of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          7.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Co-Borrowers as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          7.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                  SECTION 8.  MISCELLANEOUS

          8.1  Amendments and Waivers.  Neither this
Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Co-Borrowers written amendments, supplements or modifications hereto and the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Co-Borrowers hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Line of Credit Amount, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or Section 6 or waive any failure of the Co-Borrowers to make any payment of interest or principal when due or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Co-Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 7 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon each Co-Borrower, the Lenders, the Agent and all future holders of the Notes.

          8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 2 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Co-Borrowers and the Agent, and as set forth in
Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the
Notes:

     The Co-Borrowers:        c/o Price Communications
Corporation
                              45 Rockefeller Plaza
                              New York, New York  10020
                              Attention:  Robert Price,
President
                              Telecopy:  (212) 397-3755

     The Agent:               Bank of Montreal
                              430 Park Avenue
                              New York, New York  10022
                              Attention:  Gretchen Shugart
                                         John Decoufle
                              Telecopy:  (212) 605-1618

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.6,
2.7 or 2.12 shall not be effective until received.

          8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          8.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          8.5 Payment of Expenses and Taxes. Each Co-Borrower jointly and severally agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Agent and to the several Lenders, and (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by the Co-Borrowers in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or in any way arising out of the execution, delivery, enforcement, performance or administration of this Agreement, the Notes the other Loan Documents and any such other documents and the transactions contemplated hereby or thereby (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided, that no Co-Borrower shall have any obligation under this subsection 8.5 to the Agent or any Lender with respect to costs, expenses, fees, liabilities or other indemnified liabilities arising solely from the gross negligence or willful misconduct of the party to be indemnified. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

          8.6  Successors and Assigns; Participations;
Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Co-Borrowers, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that no Co-Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more banks or other financial or lending institution ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Line of Credit Amount of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Co-Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Each Co-Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 8.7 as fully as if it were a Lender hereunder.
The Co-Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15 and 2.16 with respect to its participation in the Line of Credit Amounts and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Participants shall not be granted any voting rights or veto power over any action by the participating Lender, except that such Lender may agree not to (i) extend the maturity of its Note, (ii) reduce the amount of any payment in respect thereof or (iii) reduce the rate of any interest or fee.

          (c) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Agent (which shall not be unreasonably withheld), to an additional bank or financial or lending institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Agent) and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Line of Credit Amounts as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

          (d)  The Agent shall maintain at its address
referred to in subsection 8.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Line of Credit Amounts of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Co-Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Co-Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e)  Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agents) the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Co-Borrowers. On or prior to such effective date, the Co-Borrowers, at their own expense, shall execute and deliver to the Agent (in exchange for the Notes of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Line of Credit Amount assumed by such Purchasing Lender pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Line of Credit Amount hereunder, a Note to the order of the assigning Lender in an amount equal to the Line of Credit Amount retained by such Lender hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

          (f) Subject to the provisions of subsection 8.16, the Co-Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Co-Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Co-Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Co-Borrowers in connection with such Lender's credit evaluation of the Co-Borrowers and their Affiliates prior to becoming a party to this Agreement.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          8.7 Adjustments. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to any bankruptcy or insolvency proceeding, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Co-Borrowers and the Agent.

          8.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.10 Integration. This Agreement and the other Loan Documents represent the agreement of each Co-Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.12  Submission To Jurisdiction; Waivers.  Each
Co-Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Co-Borrower at its address set forth in subsection
     8.2 or at such other address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          8.13 Acknowledgements. Each Co-Borrower hereby acknowledges that:

          (a)  it has been advised by counsel in the
     negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

          (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to such Co-Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and such Co-Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture exists among the Lenders or among such Co-Borrower and the Lenders.

          8.14  WAIVERS OF JURY TRIAL.  EACH CO-BORROWER, THE
AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY
WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING
RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN
DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          8.15 Joint and Several Liability. (a) Subject to paragraph (b) of this subsection, each Co-Borrower hereby agrees that the obligations of the Co-Borrowers hereunder and under the other Loan Documents shall be joint and several in all circumstances, notwithstanding anything herein or in such other Loan Documents to the contrary. Without limiting the generality of the foregoing, each Co-Borrower agrees that the obligations of the Co-Borrowers hereunder and under the other Loan Documents shall be enforceable against such Co-Borrower even if this Agreement or any other Loan Document may be unenforceable against any other Co-Borrower for any reason.

          (b) Anything herein or in any Loan Document to the contrary notwithstanding, the maximum liability of each Co-Borrower for the obligations of the other Co-Borrowers shall in no event exceed the amount on which such former Co-Borrower can become liable under applicable federal and state laws relating to the insolvency of debtors.

          (c) Notwithstanding anything in this Agreement or the other Loan Documents, each Co-Borrower further agrees that any notice or action hereunder or under the other Loan Documents which is required to be given to or by, or taken by, one or more of the Co-Borrowers may be given to or by, or taken by, any Co-Borrower alone, with or without the knowledge or agreement of the other Co-Borrowers, and, if such notice or action is so given or taken, all of the Co-Borrowers shall be bound thereby as if such notice or action was given to or by, or taken by, as the case may be, all of the Co-Borrowers.

          8.16 Confidentiality. Each Lender agrees to keep confidential any non-public written or oral information (a) provided to it by or on behalf of any Co-Borrower pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of any Co-Borrower; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee or prospective Transferree which agrees to comply with the provisions of this subsection, provided that the Co-Borrowers shall be promptly notified of any such disclosure to a Transferee or prospective Transferee, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ATLANTIC BROADCASTING CORPORATION,
 as a Co-Borrower


By:
  Title:

SOUTHEAST TEXAS BROADCASTING
CORPORATION, as a Co-Borrower


By:
  Title:

TEXOMA BROADCASTING CORPORATION,
 as a Co-Borrower


By:
  Title:

TRI-STATE BROADCASTING CORPORATION,
 as a Co-Borrower


By:
  Title:

BANK OF MONTREAL, as Agent


By:
  Title:

BANK OF MONTREAL, CHICAGO BRANCH,
  as a Lender


By:
  Title:
                                             SCHEDULE 1.1 TO
                                             CREDIT AGREEMENT


          ADDRESSES FOR NOTICES; LINE OF CREDIT AMOUNTS


BANK OF MONTREAL, CHICAGO BRANCH

Address for Notices:
115 South LaSalle Street
Chicago, Illinois  60603
Attention:  Loan Accounting

with a copy to:

Bank of Montreal
430 Park Avenue
New York, New York  10022
Attention:  Gretchen Shugart
           John Decoufle
Telecopy:  (212) 605-1618

Line of Credit Amount:                         $10,000,000
Line of Credit Percentage:                            100%

                      TABLE OF CONTENTS

                                                         Page


SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . .  1

     1.1   Defined Terms . . . . . . . . . . . . . . . . .  1
     1.2   Other Definitional Provisions . . . . . . . . . 10

SECTION 2.  AMOUNT AND TERMS OF  . . . . . . . . . . . . . 11

     2.1   Line of Credit. . . . . . . . . . . . . . . . . 11
     2.2   Notes . . . . . . . . . . . . . . . . . . . . . 11
     2.3   Procedure for Borrowing . . . . . . . . . . . . 11
     2.4   Fees. . . . . . . . . . . . . . . . . . . . . . 12
     2.5   Termination or Reduction of Line of Credit
Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.6   Optional and Mandatory Prepayments. . . . . . . 13
     2.7   Conversion and Continuation Options . . . . . . 13
     2.8   Minimum Amounts of Tranches . . . . . . . . . . 14
     2.9   Interest Rates and Payment Dates. . . . . . . . 14
     2.10  Computation of Interest and Fees. . . . . . . . 15
     2.11  Inability to Determine Interest Rate. . . . . . 15
     2.12  Pro Rata Treatment and Payments . . . . . . . . 16
     2.13  Illegality. . . . . . . . . . . . . . . . . . . 17
     2.14  Requirements of Law . . . . . . . . . . . . . . 17
     2.15  Taxes . . . . . . . . . . . . . . . . . . . . . 18
     2.16  Indemnity . . . . . . . . . . . . . . . . . . . 19

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . 20

     3.1   Financial Condition . . . . . . . . . . . . . . 20
     3.2   No Change . . . . . . . . . . . . . . . . . . . 20
     3.3   Corporate Existence; Compliance with Law. . . . 21
     3.4   Corporate Power; Authorization; Enforceable
Obligations. . . . . . . . . . . . . . . . . . . . . . . . 21
     3.5   No Legal Bar. . . . . . . . . . . . . . . . . . 21
     3.6   No Material Litigation. . . . . . . . . . . . . 21
     3.7   No Default. . . . . . . . . . . . . . . . . . . 22
     3.8   Ownership of Property; Liens. . . . . . . . . . 22
     3.9   Intellectual Property . . . . . . . . . . . . . 22
     3.10  No Burdensome Restrictions. . . . . . . . . . . 22
     3.11  Taxes . . . . . . . . . . . . . . . . . . . . . 22
     3.12  Federal Regulations . . . . . . . . . . . . . . 22
     3.13  ERISA . . . . . . . . . . . . . . . . . . . . . 23
     3.14  Investment Company Act; Other Regulations . . . 23
     3.15  Subsidiaries. . . . . . . . . . . . . . . . . . 23
     3.16  Purpose of Loans. . . . . . . . . . . . . . . . 23
     3.17  Environmental Matters . . . . . . . . . . . . . 23
     3.18  Broadcast Licenses, etc.. . . . . . . . . . . . 24
     3.19  Indebtedness. . . . . . . . . . . . . . . . . . 25
     3.20  Stations. . . . . . . . . . . . . . . . . . . . 25

SECTION 4.  CONDITIONS PRECEDENT . . . . . . . . . . . . . 25

     4.1   Conditions to Effectiveness.. . . . . . . . . . 25

SECTION 5.  COVENANTS. . . . . . . . . . . . . . . . . . . 27

     5.1   Financial Statements. . . . . . . . . . . . . . 27
     5.2   Certificates; Other Information . . . . . . . . 28
     5.3   Notices . . . . . . . . . . . . . . . . . . . . 28
     5.4   Financial Condition Covenants . . . . . . . . . 29
     5.5   Limitation on Indebtedness. . . . . . . . . . . 29
     5.6   Asset Sales . . . . . . . . . . . . . . . . . . 29
     5.7   Limitation on Restricted Payments . . . . . . . 29

SECTION 7.  THE AGENT. . . . . . . . . . . . . . . . . . . 30

     7.1   Appointment . . . . . . . . . . . . . . . . . . 30
     7.2   Delegation of Duties. . . . . . . . . . . . . . 31
     7.3   Exculpatory Provisions. . . . . . . . . . . . . 31
     7.4   Reliance by Agent . . . . . . . . . . . . . . . 31
     7.5   Notice of Default . . . . . . . . . . . . . . . 31
     7.6   Non-Reliance on Agent and Other Lenders . . . . 32
     7.7   Indemnification . . . . . . . . . . . . . . . . 32
     7.8   Agent in Its Individual Capacity. . . . . . . . 33
     7.9   Successor Agent . . . . . . . . . . . . . . . . 33

SECTION 8.  MISCELLANEOUS. . . . . . . . . . . . . . . . . 33

     8.1   Amendments and Waivers. . . . . . . . . . . . . 33
     8.2   Notices . . . . . . . . . . . . . . . . . . . . 34
     8.3   No Waiver; Cumulative Remedies. . . . . . . . . 34
     8.4   Survival of Representations and Warranties. . . 34
     8.5   Payment of Expenses and Taxes . . . . . . . . . 35
     8.6   Successors and Assigns; Participations; Purchasing
Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . 35
     8.7   Adjustments . . . . . . . . . . . . . . . . . . 37
     8.8   Counterparts. . . . . . . . . . . . . . . . . . 38
     8.9   Severability. . . . . . . . . . . . . . . . . . 38
     8.10  Integration . . . . . . . . . . . . . . . . . . 38
     8.11  GOVERNING LAW . . . . . . . . . . . . . . . . . 38
     8.12  Submission To Jurisdiction; Waivers . . . . . . 38
     8.13  Acknowledgements. . . . . . . . . . . . . . . . 39
     8.14  WAIVERS OF JURY TRIAL . . . . . . . . . . . . . 39
     8.15  Joint and Several Liability . . . . . . . . . . 39
     8.16  Confidentiality . . . . . . . . . . . . . . . . 40


SCHEDULES

1.1  Line of Credit Amounts; Addresses for Notices
3.1  Certain Transactions
3.18 Broadcast Licenses, Etc.

EXHIBITS

A-   Note
B-   Security Agreement
C-   Stock Pledge Agreement
D-   Assignment and Acceptance
E-   Opinions
F-   Intercompany Subordination Agreement
         EXECUTION COPY







                      LINE OF CREDIT AGREEMENT


                                among


                 Atlantic Broadcasting Corporation,
              Southeast Texas Broadcasting Corporation,
                  Texoma Broadcasting Corporation,
                 Tri-State Broadcasting Corporation,
                          as Co-Borrowers,


                         The Several Lenders
                  from Time to Time Parties Hereto,

                                 and


                          BANK OF MONTREAL,
                              as Agent



                    Dated as of December 21, 1993

                                                           Exhibit C
                       STOCK PLEDGE AGREEMENT


       STOCK PLEDGE AGREEMENT, dated as of December 21, 1993, made by ATLAS BROADCASTING CORPORATION, a New York corporation, and CONTINENTAL BROADCASTING CORPORATION, a Delaware corporation (each a "Pledgor"; collectively, the "Pledgors"), in favor of Bank of Montreal, as Agent (in such capacity, the "Agent") for the Lenders parties to the Line of Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Co-Borrowers (as defined herein), the Agent and such Lenders.


                        W I T N E S S E T H:


       WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make available a line of credit to the Co-
Borrowers upon the terms and subject to the conditions set forth therein;

       WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders;

       WHEREAS, each Co-Borrower is wholly-owned direct subsidiary of a Pledgor, and it is to the advantage of the Pledgors that the Lenders make available a line of credit to the Co-Borrowers; and

       WHEREAS, the Pledgors are the legal and beneficial owners of the shares of Pledged Stock (as hereinafter defined).


       NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make available a line of credit thereunder, each Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

       1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

       (b)  The following terms shall have the following meanings:

       "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.
       "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

       "Co-Borrowers":  the collective reference to the "Co-
Borrowers" under the Credit Agreement and identified on Schedule 1 attached hereto as the issuers of the Pledged Stock; individually, each a "Co-Borrower."

       "Collateral":  the Pledged Stock and all Proceeds.

       "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in paragraph 9(a).

       "Pledged Stock":  the shares of capital stock listed on
Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Co-Borrower to the Pledgors while this Agreement is in effect.

       "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

       "Secured Obligations": the collective reference to (a) the Obligations and (b) all obligations and liabilities of any Pledgor which may arise under or in connection with this Agreement whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Pledgors pursuant to the terms of this Agreement.

       "Securities Act":  the Securities Act of 1933, as amended.

       (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

       (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

       2. Guarantee. (a) Subject to the provisions of paragraphs 2(b) and 2(c) below, each Pledgor hereby unconditionally and irrevocably guarantees to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Co-Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

       (b) The Pledgors shall have no personal liability for payment of the Obligations, and in any action or suit to collect the Obligations the Agent and the Lenders shall not seek any in personam judgment against the Pledgors or any judgment for a deficiency but shall look solely to the security interests hereunder and the collateral described herein for payment of the Obligations. Nothing contained in this Section shall be construed to impair the validity of the Obligations or this Agreement or affect or impair in any way the right of the Agent and the Lenders to exercise their rights and remedies under the Credit Agreement, the Notes and any other Loan Documents in accordance with their terms.

       (c) The maximum liability of each Pledgor hereunder shall in no event exceed the amount which can be guaranteed by such Pledgor under applicable federal and state laws relating to the insolvency of debtors.

       3. Pledge; Grant of Security Interest. The Pledgors hereby deliver to the Agent, for the ratable benefit of the Lenders, all the Pledged Stock and hereby grant to Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

       4. Stock Powers. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgor thereof shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with, if the Agent so requests, signature guaranteed.

       5. Representations and Warranties. Each Pledgor represents and warrants that:

       (a) Such Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

       (b) This Agreement constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, and upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

       (c) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Pledgor pursuant to any Requirement of Law or Contractual Obligation of such Pledgor, except the security interest created by this Agreement.

       (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of such Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than consents, authorizations, filings and acts which have been made, obtained or effected on or prior to the date hereof.

       (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Pledgor, threatened by or against such Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

       (f) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each Co-Borrower.

       (g) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

       (h) Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

       6. Covenants. Each Pledgor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

       (a) If such Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Co-Borrower shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Co-Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Secured Obligations.

       (b) Without the prior written consent of the Agent, such Pledgor will not (1) vote to enable, or take any other action to permit, any Co-Borrower to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Co-Borrower, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interest created by this Agreement or (4) enter into any agreement or undertaking restricting the right or ability of any Pledgor or the Agent to sell, assign or transfer any of the Collateral.

       (c) Such Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

       (d) Such Pledgor shall pay, and save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay by the Pledgors in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

       7. Voting Rights. Unless the Agent shall have given notice to any Pledgor of the Agent's intent to exercise its corresponding rights pursuant to Section 8 below, such Pledgor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any material provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

       8. Rights of the Lenders and the Agent. (a) All money Proceeds received by the Agent hereunder shall be held by the Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Agent in a Collateral Account (or by the Pledgors in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in paragraph 9(a).

       (b) If the Agent shall give notice of its intent to exercise such rights to any Pledgor, (1) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in such order as the Agent may determine, and (2) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Co-Borrower or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other, fundamental change in the corporate structure of any Co-Borrower or upon the exercise by such Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

       9. Remedies. (a) At any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in such order as the Agent may elect.

       (b) At any time after the Obligations shall have become due and payable (whether at maturity, upon demand or otherwise), the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, after the Obligations shall have become due and payable (whether at maturity, upon demand or otherwise), the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent, the Lenders and PCC shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Secured Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

       10. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 9 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgors will cause the Co-Borrower thereof to (1) execute and deliver, and cause the directors and officers of such Co-Borrower to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (2) to use their best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (3) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgors agree to cause the such Co-Borrower to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

       (b) The Pledgors recognize that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Co-Borrower thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Co-Borrower would agree to do so.

       (c) The Pledgors further agree to use their best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgors further agree that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

       11. Irrevocable Authorization and Instruction to Co-Borrower . The Pledgors hereby authorize and instruct each Co-Borrower to comply with any reasonable instruction received by it from the Agent in writing that is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgors, and the Pledgors agree that each Co-Borrower shall be fully protected in so complying.

       12. No Subrogation. Notwithstanding anything to the contrary in this Agreement, each Pledgor hereby irrevocably waives all rights which may have risen in connection with such Pledgor to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Agent or the Lenders against the Co-Borrowers or against any collateral security or guarantee or right of offset held by the Agent or the Lenders for the payment of the Obligations. Each Pledgor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against any Co-Borrower or any other Person which may have arisen in connection with this Agreement. So long as the Obligations remain outstanding, if any amount shall be paid or on behalf of any Co-Borrower to any Pledgor on account of any of the rights waived in this paragraph, such amount shall be held by such Pledgor in trust, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Agent for the ratable benefit of the Lenders in the exact form received by such Pledgor (duly indorsed such Pledgor to the Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Agent may determine. The provisions of this paragraph shall survive the term of this Agreement and the payment in full of the Obligations and the termination of the line of credit thereunder.

       13. Amendments, etc. with respect to the Obligations; Waiver of Rights. (a) Subject to the provisions of subsection 21 hereof concerning waivers, amendments, supplementations and other modifications of this Agreement, each Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the security interests granted hereby, notwithstanding that, without any reservation of rights against any Pledgor, and without notice to or further assent by any Pledgor, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any Co-Borrower or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Lender, and the Credit Agreement, the Notes, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. Each Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Agreement; the Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between the Co-Borrowers and the Pledgors, on the one hand, and the Agent and the Lenders, on the other, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement. Each Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Co-Borrower or any Pledgor with respect to the Obligations. When pursuing its rights and remedies hereunder against any Pledgor, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Co-Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Co-Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Co-Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve such Pledgor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against such Pledgor or the Collateral.

       (b) Anything herein to the contrary notwithstanding, the maximum amount which the Agent and the Lenders are permitted to realize against any Pledgor hereunder shall in no event exceed the amount which can be guaranteed by such Pledgor under applicable federal and state laws relating to the insolvency of debtors.

       14. Agent's Appointment as Attorney-in-Fact. (a) Each Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

       (b) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 14(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

       15. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account, except that the Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

       16. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

       17. Authority of Agent. The Pledgors acknowledge that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgors, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither any Pledgor nor any Co-Borrower shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

       18. Notices. All notices, requests and demands to or upon the Agent or any Pledgor to be effective shall be in writing
(including by telecopy) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) 2 days after being deposited in the mail, postage prepaid, or (3) if by telecopy, when received, addressed as follows:

       (a) if to the Agent, at its address or transmission number for notices provided in subsection 8.2 of the Credit Agreement; and

       (b) if to any Pledgor, at the address or transmission number for notices set forth on the signature page hereto.

The Agent and the Pledgors may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

       19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       20. Integration. This Agreement represents the agreement of the Pledgors with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not reflected herein.

       21.   Amendments in Writing; No Waiver; Cumulative Remedies.
(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Pledgor and the Agent, provided that any right of the Agent or the Lenders under this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by facsimile transmission from the Agent.

       (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 21(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

       (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

       22   Federal Communications Act.  It is the intention of the
parties to comply with applicable provisions of the Communications Act of 1934, as amended (the "Act"), and applicable provisions of the Rules and Regulations of the FCC as may be in effect from time to time (the "FCC Regulations"). Accordingly, it is agreed that, notwithstanding any provision to the contrary in this Agreement, no provision hereof shall be deemed to authorize or require any act or failure to act which would violate the Act or the FCC Regulations, including without limitation any restriction on alien ownership or control of a broadcast license or licensee and any restriction on the transfer of control or assignment of a broadcast license or licensee without prior FCC approval. Notwithstanding anything in this Agreement to the contrary, no sale of the Collateral or transfer thereof to the Agent or to the name of the Agent's nominee shall be effective without such consent, approval, or authorization of the FCC as may be required by the Act and the FCC Regulations. Neither the Agent nor any other Person other than the Co-Borrowers and the Pledgors shall, so long as and to the extent that such actions are inconsistent with the Act or the FCC Regulations: act as attorney-in-fact or with a power of attorney for any Pledgor or any Co-Borrower; vote, interfere with the voting of, control, sell or otherwise exercise dominion over, the stock of any of the Pledgors or Co-Borrowers; or operate or exercise any control over the Stations licensed to the Co-Borrowers, in each case without first having received any prior written consent, approval or authorization of the FCC as may be required by the Act and the FCC Regulations. In the event any such consent, approval, or authorization shall be required, the Co-Borrowers and the Pledgors will execute, and use their best efforts to cause the execution of, all such applications and other instruments as may be necessary to obtain such consent, approval or authorization.

       23. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

       24. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

       25. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

ATLAS BROADCASTING CORPORATION




By:
   Title:


CONTINENTAL BROADCASTING
  CORPORATION



By:
   Title:


Address for Notices for each Pledgor:

c/o Price Communications
  Corporation
45 Rockefeller Plaza
New York, New York  10020
Attention:  Robert Price, President
Telecopy:  (212) 397-3755

                    ACKNOWLEDGEMENT AND CONSENT


       Each of the undersigned hereby acknowledges receipt of a copy of the Stock Pledge Agreement dated as of December 21, 1993, made by Atlas Broadcasting Corporation and Continental Broadcasting Corporation for the benefit of Bank of Montreal, Chicago Branch, as Agent (the "Pledge Agreement"). Each of the undersigned agrees for the benefit of the Agent and the Lenders as follows:

       1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

       2. The undersigned will notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 6(a) of the Pledge Agreement.

       3. The terms of paragraph 10(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 10 of the Pledge Agreement.

ATLANTIC BROADCASTING CORPORATION



By:
   Title:


SOUTHEAST TEXAS BROADCASTING
  CORPORATION



By:
   Title:


TEXOMA BROADCASTING CORPORATION



By:
   Title:


TRI-STATE BROADCASTING CORPORATION



By:
   Title:


Address for Notices:

c/o Price Communications
  Corporation
45 Rockefeller Plaza
New York, New York  10020
Attention:  Robert Price, President
Telecopy:  (212) 397-3755

                                                           SCHEDULE 1
                                                  TO PLEDGE AGREEMENT
                   DESCRIPTION OF PLEDGED STOCK




Pledgor

Issuer
Stock
Certificate
No.
No. of
Shares
Atlas Broadcasting
  Corporation
Atlantic
  Broadcasting
  Corporation
Continental
  Broadcasting
  Corporation
Tri-State
  Broadcasting
  Corporation
Texoma
  Broadcasting
  Corporation
Southeast
  Texas
  Broadcasting
  Corporation

                                                            Exhibit F



                INTERCOMPANY SUBORDINATION AGREEMENT

       INTERCOMPANY SUBORDINATION AGREEMENT, dated as of December 21, 1993 (this "Agreement"), among CONTINENTAL BROADCASTING CORPORATION, a Delaware corporation ("Continental"); ATLAS BROADCASTING CORPORATION, a New York corporation ("Atlas"; together with Continental and their successors and assigns, the "Subordinated Creditors"); ATLANTIC BROADCASTING CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Atlas ("Atlantic"); SOUTHEAST TEXAS BROADCASTING CORPORATION, a Texas corporation ("Southeast"), TEXOMA BROADCASTING CORPORATION, a Texas corporation ("Texoma"), and TRI-STATE BROADCASTING CORPORATION, a Delaware corporation ("Tri-State"), each a wholly-owned subsidiary of Continental (collectively with Atlantic, the "Co-Borrowers"); and BANK OF MONTREAL, as Agent (the "Agent").



                         W I T N E S S E T H


       WHEREAS, the Co-Borrowers and the Agent are parties to the Line of Credit Agreement, dated as of the date hereof, among the Co-Borrowers, the Lenders named therein and the Agent (as the same may from time to time be amended, modified or otherwise supplemented, and any extension, renewal or refinancing thereof, the "Credit Agreement"); and

       WHEREAS, it is a condition precedent under the Credit
Agreement that the parties hereto execute this Agreement;

       NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:


       SECTION 1.  DEFINITIONS

       1.1 Terms defined in the Credit Agreement shall have their defined meanings when used herein unless otherwise defined herein, and the following terms shall have the following meanings:

       "Senior Creditors" shall mean the Agent and the Lenders together with their successors, transferees and assigns.
       "Senior Loans" shall mean collectively the Loans and any extension, renewal, refunding or refinancing thereof.

       "Senior Obligations" shall mean the Obligations.

       "Subordinated Debt" shall mean all Indebtedness of any Co-
  Borrower to either Subordinated Creditor, now existing or hereafter incurred.

       1.2 (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

       (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


       SECTION 2.  SUBORDINATION

       2.1 The Subordinated Creditors and the Co-Borrowers agree, for themselves and their respective successors and assigns, that the Subordinated Debt is expressly subordinate and junior in right of payment (as defined in subsection 2.2) to all Senior Obligations.

       2.2 "Subordinate and junior in right of payment" shall mean that:

       (i) No part of the Subordinated Debt shall have any claim to the assets of any of the Co-Borrowers on a parity with or prior to the claim of the Senior Obligations. If (a) at the time of or as a result of giving effect to any payment on account of principal of, premium (if any) or interest on Subordinated Debt there shall exist any Default (including, without limitation, a Default under subsection 5.4 of the Credit Agreement) or (b) any Senior Creditor shall have demanded payment on, or any amount has become due and remains unpaid with respect to, any Senior Debt, the Subordinated Creditors will not take, demand or receive from the Co-Borrowers, and the Co-Borrowers will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment, prepayment, security, guarantee or collateral for the whole or any part of the Subordinated Debt, and the Subordinated Creditors will not accelerate for any reason the scheduled maturities, or otherwise demand payment, of any amount owing from the Co-Borrowers to the Subordinated Creditors. If any of the conditions or events described in clauses (a) or (b) shall not have occurred and be continuing, or shall not occur or be continuing as a result thereof, the Co-Borrowers may make, and the Subordinated Creditors may receive, payments on account of principal of, premium (if any) or interest on any Subordinated Debt in accordance with the terms thereof.

       (ii) (A) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any substantial part of the property, assets or business of any Co-Borrower or the proceeds thereof to any creditor or creditors of any Co-Borrower or (B) upon any indebtedness of any Co-Borrower becoming due and payable by reason of any liquidation, dissolution or other winding-up of any Co-Borrower or its business or by reason of any sale, receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors, arrangement or any proceeding by or against any Co-Borrower for any relief under any bankruptcy, reorganization or insolvency law or laws, Federal or state, or any law, Federal or state, relating to the relief of debtors, readjustment or indebtedness, reorganization, composition, or extension, or (C) in the event that any of the Subordinated Debt is declared due and payable prior to its stated maturity or by demand of either Subordinated Creditor (under circumstances when the preceding clause (A) or (B) shall not be applicable), or (D) in the event that any of the Senior Obligations have become, or have been declared to be, due and payable (and have not been paid in accordance with their terms), then and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to such Subordinated Creditor upon or in respect of the Subordinated Debt, shall instead be paid over or delivered to the Agent on behalf of the Senior Creditors, and such Subordinated Creditor shall not receive any such payment or distribution or any benefit therefrom unless and until the Senior Obligations shall have been fully paid in cash or cash equivalents and satisfied and the line of credit under the Credit Agreement shall have expired or been terminated.


  SECTION 3.  PAYMENTS; SUBROGATION

       3.1 The Subordinated Creditors and the Co-Borrowers irrevocably authorize and empower (without imposing any obligation on) the Senior Creditors or the Agent on behalf of the Senior Creditors, under the circumstances set forth in clause (A) or (B) of subsection 2.2(ii), to demand, sue for, collect and receive every such payment or distribution referred to in such subsection and give acquittance therefor, and file claims and proofs of claim in any statutory or non-statutory proceeding, to vote the Subordinated Debt in the sole discretion of the Senior Creditors or the Agent, as the case may be, in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Subordinated Debt at creditors' meetings for the election of trustees, acceptances of plans and otherwise) and take such other proceedings, in their own names as Senior Creditors, or Agent, as the case may be, or in the name of either Subordinated Creditor or otherwise, as the Senior Creditors or the Agent, as the case may be, may deem necessary or advisable for the enforcement of the provisions of this Agreement. The Subordinated Creditors hereby agree, under the circumstances set forth in clause (A) or (B) of subsection 2.2(ii), duly and promptly to take such action as may be requested at any time and from time to time by the Senior Creditors or the Agent, in order to enable the Senior Creditors or the Agent, as the case may be, to enforce all claims upon or in respect of the Subordinated Debt, and all such powers of attorney and the filing of appropriate proofs of claim in respect of the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable any time upon or in respect of the Subordinated Debt.

       3.2 Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by either Subordinated Creditor in respect of the Subordinated Debt, and such collection or receipt is not expressly permitted hereunder, such Subordinated Creditor will forthwith turn over the same to the Agent, for the account of the Senior Creditors, in the form received (except for the endorsement or the assignment of such Subordinated Creditor when necessary) and, until so turned over, the same shall be held in trust by such Subordinated Creditor as the property of the Senior Creditors.

       3.3 Notwithstanding anything to the contrary in this Agreement, the Subordinated Creditors hereby irrevocably waive all rights to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Agent or the Senior Creditors against the Co-Borrowers or against any collateral security or guarantee or right of offset held by the Agent or the Senior Creditors for the payment of the Senior Obligations. The Subordinated Creditors hereby further irrevocably waive all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against any Co-Borrower or any other Person which may have arisen in connection with this Agreement.

       3.4 If either Subordinated Creditor, in violation of the provisions herein set forth, shall commence, prosecute or participate in any suit, action, case or proceeding against the Co-Borrowers, the Co-Borrowers may interpose as a defense or plea the provisions set forth herein, and any Senior Creditor or the Agent, may intervene and interpose such defense or plea in its own name or in the name of the Co-Borrowers, and shall, in any event, be entitled to restrain the enforcement of the payment provisions hereof in its own name or in the name of the Co-Borrowers, as the case may be, in the same suit, action, case or proceeding or in any independent suit, action, case or proceeding.

       3.5 Each Subordinated Creditor hereby authorizes and directs each Co-Borrower on its behalf to take such further action as may be reasonably necessary or appropriate to effectuate the subordination as provided herein and appoints each Co-Borrower its attorney-in-fact for any and all such purposes.

       3.6 The obligations of the Subordinated Creditors under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Obligations, or any other payment to any Senior Creditor, is rescinded or must otherwise be restored or returned by such Senior Creditor upon the occurrence of any proceeding referred to in Section 2.2(ii)(B) hereof, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Co-Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.


       SECTION 4.  REPRESENTATIONS AND WARRANTIES

       Each Subordinated Creditor represents and warrants to the Senior Creditors that:

       (a) such Subordinated Creditor has full power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Subordinated Creditor, do not require any approval or consent (other than approvals and consents which have been obtained) of any trustee or holders of any indebtedness or obligations of such Subordinated Creditor and will not violate any provision of law, governmental regulation, order or decree or any provisions of any indenture, mortgage, contract or other agreement to which such Subordinated Creditor is party or by which it is bound;

       (b) no consent, license, approval or authorization of, or registration or declaration with, any governmental instrumentality, domestic or foreign, is required in connection with the execution, delivery and performance by such Subordinated Creditor of this Agreement, other than consents, licenses, approvals, authorizations, registrations and declarations which have been obtained, made or effected on or prior to the date hereof;

       (c) this Agreement constitutes a legal, valid and binding obligation of such Subordinated Creditor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

       (d) the amounts of Subordinated Debt outstanding on November 30, 1993 with respect to Atlantic, Southeast, Texoma and Tri-State, rounded to the nearest thousand dollars, were $10,224,000, $16,470,000, $17,265,000, and $22,185,000, respectively; there has been no material change in any such amount during the period from November 30, 1993 to the date of this Agreement.


       SECTION 5.  AMENDMENTS AND WAIVERS

       5.1 Subject to the provisions of subsection 7.7 hereof concerning waivers, amendments, supplementations and other modifications of this Agreement, the Subordinated Creditors consent that, without the necessity of any reservation of rights against the Subordinated Creditors, and without notice to or further assent by the Subordinated Creditors, (a) any demand for payment of any of the Senior Obligations made by the Senior Creditors or the Agent, may be rescinded in whole or in part by the Senior Creditors, or, with the written consent of the Senior Creditors, the Agent, and any of the Senior Obligations may be continued, and the Senior Obligations, or the liability of the Co-Borrowers or any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, or any obligation or liability of the Co-Borrowers or any other party under the Credit Agreement, may, from time to time, in whole or in part, be renewed, extended, modified, demanded for, compromised, waived, surrendered, or released by the Senior Creditors or the Agent, and (b) the Credit Agreement, the Notes, the other Loan Documents and any other document or instrument evidencing or governing the terms of any other Senior Obligations or any collateral security documents or guaranties or documents in connection therewith may be amended, modified, supplemented, extended or terminated, in whole or in part, as the Senior Creditors or the Agent, may deem advisable from time to time, and any collateral security at any time held by the Senior Creditors for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Subordinated Creditors, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein, notwithstanding any such renewal, extension, modification, demand, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Subordinated Creditors waive any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Creditors upon this Agreement, and the Senior Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Co-Borrowers and the Senior Creditors shall be deemed to have been consummated in reliance upon this Agreement. The Subordinated Creditors acknowledge and agree that the Senior Creditors have relied upon the subordination provided for herein in entering into the Credit Agreement and in making the line of credit available thereunder. The Subordinated Creditors waive notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.


       SECTION 6.  COVENANTS

       6.1 The Subordinated Creditors will not create or incur in favor of any transferee any security interest, lien, charge or other encumbrance whatsoever upon any Subordinated Debt.
       6.2 The Subordinated Creditors will not sell, assign or otherwise transfer any or all of their right, title and interest in and to the Subordinated Debt; provided that any Subordinated Creditor may transfer its interest in and to any Subordinated Debt to any Affiliate of such Subordinated Creditor which executes such documents and takes such actions as the Agent shall request in order to ensure that such Subordinated Debt and such Affiliate are subject to the terms hereof.

       6.3 The Subordinated Creditors will not, without the written consent of the Required Lenders, amend, supplement or otherwise modify any material agreement, instrument or other document evidencing or governing any Subordinated Debt.

       6.4 The Subordinated Creditors will not take, demand or receive, and the Co-Borrowers will not make, any Restricted Payments if, after giving effect thereto, there would exist any Default (including, without limitation, a Default under subsection 5.4 of the Credit Agreement). So long as any Subordinated Debt of a given Co-Borrower is outstanding, the Subordinated Creditor holding such Subordinated Debt will not take, demand or receive, and such Co-Borrower shall not make any Restricted Payment, other than payments on such Subordinated Debt permitted under subsection 2.2.


       SECTION 7.  MISCELLANEOUS

       7.1 No failure to exercise, and no delay in exercising on the part of the Senior Creditors from time to time of, any of the Senior Obligations, or of any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in any agreement relating to any of the Senior Obligations and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

       7.2 The Subordinated Creditors agree to execute and deliver such further documents and to do such other acts and things as the Senior Creditors or the Agent may reasonably request in order fully to effect the purposes of this Agreement.

       7.3 All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or 2 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, received, addressed as set forth in subsection 8.2 of the Credit Agreement by the parties signatory hereto or to such other address as may be hereafter notified by the respective parties hereto and their respective successors, transferees and assigns.
       7.4 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND SHALL BE BINDING UPON THE SUBORDINATED CREDITORS, THE CO-BORROWERS AND THEIR RESPECTIVE SUCCESSORS, TRANSFEREES AND ASSIGNS AND SHALL INURE TO THE BENEFIT OF THE SENIOR CREDITORS, AND ITS SUCCESSORS, TRANSFEREES AND ASSIGNS.

       7.5 The Senior Creditors or the Agent have not made to the Subordinated Creditors and do not hereby or otherwise make to the Subordinated Creditors any warranties, express or implied, nor do they assume any liability to the Subordinated Creditors with respect to: (a) obligations under any instruments or guarantee; (b) the enforceability, validity, value or collectibility of the Senior Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations; or (c) the Co-Borrowers' or any Affiliate's title or right to deliver any collateral or security. Neither the Senior Creditors nor the Agent shall be liable to the Subordinated Creditors for any action or failure to act or any error of judgment, negligence, or oversight whatsoever on the part of the Senior Creditors or the Agent or their agents, officers, employees or attorneys with respect to any transaction relating to the foregoing agreements or security or guarantees therefor.

       7.6 This Agreement may be executed by the parties hereto in any number of separate counterparts all of which taken together shall constitute one and the same instrument.

       7.7 This Agreement is for the benefit of the Senior Creditors and their respective successors and assigns as holders from time to time of Senior Obligations. None of the terms or provisions of this Agreement may be waived, amended, supplemented, or otherwise modified except by a written instrument executed by each of the Subordinated Creditors and the Agent, provided that any right of the Agent or the Lenders under this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by facsimile transmission from the Agent. The Subordinated Debt may not be amended, modified or supplemented without the prior written consent of the Agent.

       7.8 Neither the Subordinated Creditors nor any Co-Borrower shall permit any Subordinated Debt to be evidenced by any promissory note or other instrument unless such instrument specifically refers to the terms of this Agreement.

       t,B This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                      CONTINENTAL BROADCASTING CORPORATION


                      By:
                              Title:

                      ATLAS BROADCASTING CORPORATION


                      By:
                         Title:

                      ATLANTIC BROADCASTING CORPORATION


                      By:
                              Title:

                      SOUTHEAST TEXAS BROADCASTING CORPORATION


                      By:
                              Title:

                      TEXOMA BROADCASTING CORPORATION


                      By:
                              Title:

                      TRI-STATE BROADCASTING CORPORATION


                      By:
                              Title:

                      BANK OF MONTREAL, as Agent


                      By:
                         Title: